Exhibit 4.7




                             LOAN AGREEMENT

                          ELCO INDUSTRIES, INC.

                                   AND

                       CITY OF LOGANSPORT, INDIANA

                      DATED AS OF DECEMBER 1, 1989












The rights of the City of Logansport, Indiana, under this Agreement (except the right to receive payment for its expenses, the right to receive indemnities, and rights relating to the amendment of this Agreement) have been assigned to INB National Bank, Indianapolis, Indiana, as Trustee under a Trust Indenture dated as of the date of this Agreement, between the City and the Trustee.





                           TABLE OF CONTENTS

Section                                                     Page

RECITALS...................................................   1
AGREEMENT..................................................   2


                                ARTICLE I

                        Definitions and Exhibits

1.1.  Terms Defined........................................   2
1.2.  Rules of Interpretation..............................   3
1.3.  Exhibits.............................................   4

                               ARTICLE II

                        The Loan and The Project


2.1.  Municipality's Representations, Warranties and
      Covenants............................................   4
2.2.  Company's Representations, Warranties and
      Covenants............................................   5
2.3.  The Project..........................................   7

                               ARTICLE III

                  The Bonds, Use of Proceeds, The Note

3.1.  Agreement to Issue Bonds.............................   8
3.2.  Disbursements from Construction Fund.................   8
3.3.  Company is Required to Pay in the Event
      Construction Fund is Insufficient....................   8
3.4.  Investment of Construction Fund and Bond Fund
      Moneys...............................................   9
3.5.  Covenants with Respect to Arbitrage..................   9
3.6.  Loan Payments and Other Amounts Payable..............  10
3.7.  Obligations of Company Unconditional.................  11
3.8.  Letter of Credit and Alternate Letter of Credit......  12

                               ARTICLE IV

              Particular Covenants of the Company

4.1.  Consent to Assignment to Trustee.....................  13
4.2.  Payment of Expenses of Issuance of Bonds.............  13
4.3.  Company to Maintain its Existence; Conditions Under
      Which Exceptions Permitted...........................  13
4.4.  Further Assurances and Corrective Instruments........  13
4.5.  Covenants of Company with Respect to Use of Bond
      Proceeds.............................................  13
4.6.  Indemnification of Municipality and Trustee..........  14
4.7.  Reports, Certificates and Other Information..........  14
4.8.  Insurance............................................  15
4.9.  Taxes and Liabilities................................  15
4.10. Company to Furnish Notice of Fixed Interest Rate and
      Mandatory Redemption Dates...........................  15
4.11. Notice of Adjustment Dates, Rate Determination
      Dates, Rate Change Dates, Interest Payment Dates
      and LOC Termination Tender Dates.....................  15

                       ARTICLE V

           Maintenance, Taxes and Insurance

5.1.  Maintenance and Modifications of Project by
      Company..............................................  15
5.2.  Taxes, Other Governmental Charges and Utility
      Charges..............................................  15
5.3.  Insurance Required...................................  16
5.4.  Application of Net Proceeds of Insurance.............  16
5.5.  Additional Provision Respecting Insurance............  16

                      ARTICLE VI

         Damage, Destruction and Condemnation

6.1.  Damage and Destruction...............................  17
6.2.  Condemnation.........................................  17

                               ARTICLE VII

                           Prepayment of Note

7.1.  Optional Prepayment of Note..........................  17
7.2.  Mandatory Prepayment of Note in the Event of a
      Determination of Taxability................ .........  18
7.3.  Purchase of Bonds....................................  18
7.4.  Extraordinary Event Prepayment of the Note...........  18
7.5.  Notice of Prepayment.................................  18

                              ARTICLE VIII

                     Events of Default and Remedies

8.1.  Events of Default....................................  19
8.2.  Remedies on Default..................................  20
8.2.  Application of Moneys................................  20
8.3.  Remedies Cumulative..................................  21
8.4.  Delay or Omission Not a Waiver.......................  21
8.6.  Remedies Subject to Provisions of Law................  21

                               ARTICLE IX

              Supplements and Amendments to this Agreement

9.1.  Supplements and Amendments to this Agreement.........  21

                                ARTICLE X

                              Miscellaneous

10.1.  Binding Effect......................................  21
10.2.  Severability........................................  21
10.3.  Amounts Remaining in Bond Fund......................  21
10.4.  Amendments, Changes and Modifications...............  22
10.5.  Execution in Counterparts...........................  22
10.6.  Notices.............................................  22
10.7.  References to Bonds Ineffective After Bonds are
       Paid................................................  22
10.8.  Agreement for Benefit of Parties Hereto.............  22
10.9.  Waiver..............................................  22
10.10. Captions and Table of Contents......................  23
10.11. Survival of Covenants, Representations and
       Warranties..........................................  23
10.12. Applicable Law......................................  23
10.13. Holidays............................................  23



EXHIBIT A:  Description of Project
EXHIBIT B:  Form of Note

                             LOAN AGREEMENT

         This LOAN AGREEMENT has been executed as of December 1, 1989, by and between ELCO INDUSTRIES, INC., a Delaware corporation (the "Company"), and the CITY OF LOGANSPORT, INDIANA
(the "Municipality").

                                RECITALS

         1. Definitions of certain of the terms used in these Recitals are set out in Article I hereof and Article I of the Indenture.

         2. The Company is pursuing the acquisition, installation and equipping of the Project which is to be located on the Project Site.

         3. To finance a portion of the costs of the Project, the Company is borrowing from the Municipality funds derived from the sale of the Bonds, and the Company, as evidence of its obligation to repay the funds, is issuing to the Municipality its Note.

         4. Pursuant to IC 36-7-11.9 and IC 36-7-12, the Municipality is obtaining funds to loan to the Company through the sale of $3,000,000 aggregate principal amount of City of Logansport, Indiana Economic Development Revenue Bonds, Series 1989 (Elco Industries, Inc. Project).

         5. Pursuant to a Trust Indenture dated as of the date of this Agreement, between the Municipality and INB National Bank, Indianapolis, Indiana, as Trustee, the Municipality will issue the Bonds and, as security for the payment of the Bonds and the performance of the obligations of and the Company under the Indenture and the Note, the Municipality will assign the Note and its rights under this Agreement (except the right to receive payment for its expenses, the right to receive indemnities and rights relating to any amendments to this Agreement) to the Trustee and the Company will cause to be issued to the Trustee an irrevocable direct pay letter of credit of The Mitsui Bank Limited, dated December 14,1989. The Bonds will be payable solely out of the revenues and other amounts derived from the Note and under this Agreement and from the Letter of Credit and shall not, in any respect, be a general obligation of, an indebtedness of, or constitute a charge against the general credit of the Municipality, the State of Indiana, or any political subdivision thereof.


                                AGREEMENT

         In consideration of the premises and the mutual covenants contained herein, the Company and the Municipality agree as follows:

                                ARTICLE I

                        Definitions and Exhibits

     Section 1.1. Terms Defined. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise required:

         "Act" means IC 36-7-11.9 and IC 36-7-12, as from time to time amended.

         "Agreement" means this Loan Agreement and any amendment and supplement thereto.

         "Agreement Term" means the period commencing on the date of this Agreement and, subject to the provisions of this Agreement, ending on such date as the Bonds have been fully paid and retired or provision for such payment made as provided in the Indenture.

         "Authorized Company Representative" means any officer designated to act on behalf of the Company by written certificate furnished to the Municipality and the Trustee containing the specimen signature of the person and signed on behalf of the Company by its President, any of its Vice Presidents, its Chief Financial Officer, its Secretary or any of its Assistant Secretaries. The certificate may designate an alternate or alternates. The Authorized Company Representative may be an employee of the Company.

         "Bonds" means the $3,000,000 aggregate principal amount of the City of Logansport, Indiana Economic Development Mortgage
Revenue Bonds, Series 1989 (Elco Industries, Inc. Project).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Logansport Economic Development
Commission, a development commission created by the Municipality pursuant to the Act.

         "Company" means Elco Industries, Inc., a Delaware corporation, and its successors and assigns.

         "Counsel" means an attorney-at-law (who may be counsel to the Trustee, the Municipality or the Company).

         "Debt Service Fund" means the fund created in Section
402 of the Indenture.

         "Indenture" means the Trust Indenture, dated as of the date of this Agreement, between the Municipality and INB National
Bank, Indianapolis, Indiana, as Trustee, relating to the Bonds, and any indenture supplemental thereto.

         "Letter of Credit" means the irrevocable direct pay letter of credit of The Mitsui Bank, Limited dated December 14, 1989 issued to the Trustee for the benefit of the bondholders under a Reimbursement Agreement among said Bank, the Trustee and the Company dated as of December 1, 1989.

         "Loan" means the $3,000,000 loan in principal amount by the Municipality to the Company of the proceeds from the sale of the Bonds.

         "Municipality" or "Issuer" means the City of Logansport, Indiana, and any successor.

         "Net Proceeds" means, when used with respect to any insurance proceeds or any condemnation award, the amount remaining after deducting all expenses (including attorneys' fees) incurred in the collection of such proceeds or award from the gross proceeds thereof.

         "Note" or "Promissory Note" means the Note of the Company in substantially the form of Exhibit B hereto and any
Note issued in exchange therefor.

         "Project" means the acquisition and installation of equipment at certain development facilities of the Company as more fully described in Exhibit A to this Loan Agreement.

         "Project Cost" means and includes all those costs related to the Project which are permitted to be financed under the Code, the Act, this Agreement and the Indenture and which do not result in a loss of the exclusion from gross income for federal income tax purposes of the interest on the Bonds under the Code.

         "Project Fund" means the fund created in Section 302 of the Indenture.

         "Reimbursement Agreement" means the Reimbursement
Agreement between the Company and The Mitsui Bank, Limited dated as of December 1, 1989, under which the Letter of Credit will be issued.

         "Trustee" means the trustee at the time serving under the Indenture.

         Section 1.2. Rules of Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:


     (a) "This Agreement" means this instrument as originally executed and as it may from time to time be supplemented or amended.

     (b) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     (c) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

     (d) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

     (e) Any terms not defined herein but defined in the Indenture shall have the same meaning herein.

     (f) The terms defined elsewhere in this Agreement shall have the meanings therein prescribed for them.

     Section 1.3. Exhibits. The following Exhibits are a part of this Agreement:

     Exhibit A: Description of the Project.

     Exhibit B: Form of Note, form of Note Registrar's
Certificate of Validation and Form of Assignment.



                               ARTICLE II

                        The Loan and The Project

     Section 2.1. Municipality's Representations, Warranties and
Covenants


     (a)  The Municipality represents and warrants that:

       (i) The Municipality is a duly organized and existing Municipal corporation and political subdivision of the State of Indiana, with full power and authority Under the Act to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder,

      (ii) The Municipality has duly authorized the issuance, execution and delivery of the Bonds and the execution and delivery of this Agreement.

     (b)  The Municipality covenants that:

       (i) The Municipality shall not take any action to interfere with any obligation it may have with respect to the Bond, the proceedings authorizing the Bonds or this Agreement.

      (ii) The Municipality shall provide funds from the proceeds from the sale of the Bonds for the financing of a portion of the costs of the Project, and shall secure the payment of the Bonds by assigning this Agreement (except the right to receive payment for its expenses, the right to receive indemnities and rights relating to any amendment of this Agreement) and the Note to the Trustee pursuant to the Indenture.

     Section 2.2.  Company's Representations, Warranties and
Covenants.

The Company makes the following representations and warranties
(all as of the date on which this Agreement has been executed) and in addition, makes the following covenant:

     (a) It is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business in Indiana, has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated, and has full power and authority to issue the Note and to execute and deliver this Agreement, the Reimbursement Agreement and all other agreements contemplated by this Agreement to which the Company is a party all actions necessary for the execution and delivery of the Note, this Agreement and the Indenture have been taken and the Note will be a valid and binding obligation of the Company,

     (b) The execution, delivery and performance of this Agreement, the Note and the Reimbursement Agreement will not conflict with or result in a breach of, or a default under, the Company's Articles of Incorporation, By-Laws, or any material agreement or instrument to which the Company is a party or by which it is bound (excepting, however such agreements or instruments with respect to which the Company has been required to and has obtained waivers or consents) or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, except for the lien of the Indenture and liens, charges or encumbrances in favor of The Mitsui Bank, Limited to secure the obligations of the Company under the Reimbursement Agreement.

     (c) At least 95% of the proceeds from the Bonds (including any income earned on the investment of such proceeds) will be used for the acquisition and installation of machinery and equipment for the Project. No more than 2% of the proceeds of the Bonds will be used for the costs of issuance of the Bonds, including any broker's, underwriter's or placement agent's discount or other compensation. Costs of issuance paid from the Bond proceeds together with any other expenditures which are not described in the first sentence of this subsection will be not more than 5% of the proceeds of the Bonds. No part of the proceeds are to be used by the Company, directly or indirectly, as working capital or to finance inventory.

     (d) The Project and all components thereof will consist of property of a character subject to the allowance for depreciation under the Code.

     (e) The indication of interest by the Issuer on the date of adoption of the inducement resolution to issue its Bonds and lend the proceeds to the Company for the purposes set forth herein has encouraged the Company to acquire and construct the Project, and will promote diversification of economic development and create new or preserve existing job opportunities in the area. The Project, or any components thereof which is to be paid for out of the proceeds of the Bonds, had not been acquired, constructed, equipped, furnished or rehabilitated by the Company prior to the adoption of the inducement resolution of the Common Council of the Issuer with respect to the Project.


     (f)  The sum of the following does not exceed $10,000,000:

       (i) the aggregate face amount of any outstanding issues of obligations (other than the Bonds) exempt from taxation under Sections 103 and 144 of the Code, the proceeds from which were or will be used primarily with respect to the Project or other facilities (a) located within the County of Cass (but not in any incorporated municipality) or within the Municipality and (b) the principal user of which is or will be the Company or any other principal user of the Project or related person or persons within the meaning of Section 144 of the Code;

      (ii)  the aggregate principal amount of the Bonds; and

     (iii) the sum of all capital expenditures (within the meaning of Section 144(a) of the Code (and, pursuant to said section, specifically excluding capital expenditures made from the proceeds of bonds described in paragraph (i)and (ii) above)) relating to the facilities described in subsection (i) and made during the period beginning three years prior to the date on which the Bonds are issued and ending on the date on which the Bonds are issued.

     (g) The "average maturity" of the Bonds (taking into account there issue prices) does not exceed 120% of the "average reasonably expected economic life" of the facilities to be financed with the proceeds of the Bonds (taking into account the respective cost of such facilities), all as determined in accordance with the provisions of Section 147(b) of the Code.

     (h) No portion of the proceeds of the Bonds will be used to provide any facility the primary purpose of which is retail food and beverage service, automobile sales or services, or the provision of recreation or entertainment, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, sky box or other private luxury box, health club facility, facility used for gambling, or facility used for the sale of alcoholic beverages.

     (i) The Bonds are not and shall not be "federally guaranteed" as defined in Section 149(b) of the Code.

     (j) No portion of the proceeds of the Bonds will be used to acquire land (or an interest therein) or to acquire any property
(or an interest therein) where the first use of such property is not pursuant to such acquisition.

     (k) The aggregate authorized face amount of the Bonds allocated to any "test period beneficiary," as such term is defined in Section 144 of the Code, when increased by the outstanding tax-exempt industrial development bonds of such beneficiary, does not and shall not exceed $40,000,000.

     (1) The execution, delivery and performance by the Company of this Loan Agreement and the Note do not require the consent or approval of, the giving of notice of, the registration with, or the taking of any other action in respect of, any federal, state or other governmental authority or agency, not previously obtained or performed.

     (m) No litigation, arbitration proceedings or governmental proceedings are pending or threatened against the Company which would, if adversely determined, materially and adversely affect the right and power of the Company to execute and deliver this Loan Agreement and all documents and instruments related hereto or contemplated hereby to which the Company is a party or signatory.

     (n) Except with respect to future capital expenditures, the Company will take no action which would (and will omit no action reasonably within its power, the omission of which would) cause the interest on the Bonds to become includable for Federal income tax purposes in the gross income of any Bondholder, other than a Bondholder who is a "substantial user" of the Project or a "related person" within the meaning and for the purpose of
Section 147 of the Code. While this Agreement does not restrict the Company as to future capital expenditures (and such expenditures, if sufficiently large, could cause the interest on the bonds to become includable in gross income for Federal income tax purposes), the Company presently believes and expects that it will comply with the applicable Code limitations on future capital expenditures.


     Section 2.3. The Project. The Company shall cause the Project to be acquired, constructed, installed and equipped with all reasonable dispatch in accordance with the Company's specifications and directions. It is the Company's present intention to use the Project, or to cause it to be used, throughout the term of this Agreement as an "economic development facility" within the meaning of the Act. The failure or inability of the Company to use the Project, or to cause it to be used, for the intended purposes shall not affect in any way the Company's obligations under this Agreement or the Note and shall not be deemed a breach or default under this Agreement as long as the use does not affect the validity of the Bonds or result in the interest on the Bonds becoming includable for Federal income tax purposes in the gross income of a Bondholder.


                               ARTICLE III

                  The Bonds, Use of Proceeds, The Note

         Section 3.1.  Agreement to Issue Bonds.  In order to
provide funds to make the Loan, the Municipality shall issue the Bonds and sell them to the purchaser or purchasers thereof and deposit the proceeds with the Trustee as follows:

         (a) Into the Debt Service Fund, the accrued interest, if any, paid by the purchasers of the bonds; and

         (b)  Into the Project Fund, the balance of the proceeds.

         Section 3.2. Disbursements from Project Fund. The Indenture authorizes the Trustee to make payments from the Project Fund to pay Project Costs and to reimburse the Company for Project Costs paid by it. Payments shall be made upon receipt of requisitions signed by an Authorized Company Representative stating: (a) the requisition number, (b) the name and address of the person, firm or corporation to whom payment is due or to whom the Company has made payment for which reimbursement is to be made, (c) the amount be paid, and (d) that each obligation has been properly incurred, is a Project Cost that is a proper charge against the Project Fund, and has not been the basis of any previous withdrawal. The requisition shall be accompanied by copies of such invoices, cancelled checks (or other evidence of payment) and similar documentation as the Trustee may reasonably request.

         After the Trustee has paid all amounts requisitioned from the Project Fund and has received a certificate from the Company stating that the Project has been completed, or that the Project cannot or will not be completed for the reasons specified therein, any balance in the Project Fund shall, subject to compliance with the Act, be transferred to the Purchase Fund and disbursed in accordance with the provisions of the Indenture relating thereto provided, that at least 95% of the amount actually expended has been expended on property of a character subject to the allowance for depreciation under the Code ("qualified facilities"). If such balance, plus any amounts actually expended other than on qualified facilities, exceeds the permissible 5% insubstantial amount of the Bond proceeds, the Company shall so notify the Trustee in writing, which written notification shall include detailed instructions as to the disposition of such balance, including instructions that the Trustee shall deposit such excess into a special escrow account within the Purchase Fund and detailed instructions pursuant to which the Trustee shall invest and use any amount so deposited to redeem or retire the Bonds, or portions thereof, in accordance with Internal Revenue Service Rev. Proc., 79-5 and Rev. Proc. 81-22 and any subsequent amendments, modifications or replacements thereof at the earliest redemption date occurring after such deposit.

         Section 3.3. Company is Required to Pay in the Event Project Fund is Insufficient. In the event the moneys in the Project Fund available for payment of the Project Costs should not be sufficient to pay the costs of acquiring, constructing, installing and equipping the Project in full, the Company shall complete the Project and pay that portion of the costs of the Project in excess of the moneys available in the Construction Fund.

        Section 3.4. Investment of Project Fund and Debt Service Fund. Moneys held as part of the Debt Service Fund shall be invested by the Trustee at the direction of the Company in direct obligations of the United States of America or in other obligations backed by the full faith and credit of the United States of America. Subject to the provisions of Section 405 of the Indenture, any moneys held as part of the Construction Fund shall be invested by the Trustee at the direction of the Company in (a) obligations of the United States of America, or (b) obligations the principal and interest of which are guaranteed by the United States of America, or (c) obligations of any agency of the United States of America, or (d) certificates of deposit or bankers acceptances issued by, or interest bearing time or demand deposits with, any bank, trust company or national banking association (including the Trustee, any affiliate of the Trustee and any paying agent) having a combined capital and surplus of at least $10,000,000, or (e) contracts with any entity meeting the requirements specified in (d) above for the purchase and sale of obligations of the type specified in (a) or (b) above (including contracts with the Trustee, any affiliate of the Trustee and any paying agent), or (f) commercial paper which has been classified for rating purposes by Moody's Investors Service, Inc., as Prime-2 or by Standard and Poor's Corporation as A-2 (other than commercial paper of the Company or any "related person"), or (g) obligations the interest on which is excludable from gross income for Federal income tax purposes and that are rated at least "A" "MIG-2" or Prime-2 by Moody's Investor's Service, Inc., or "A" or "A-2" by Standard and Poor's Corporation or an equivalent rating by any other national rating agency, or (h) funds, mutual funds, common trust funds or any similar entity whose investments consist of the foregoing.

         Section 3.5. Covenants with Respect to Arbitrage. The Company and the Municipality covenant to each other and to and for the benefit of the holders of the Bonds that no use will be made of the proceeds from the issue and sale of the Bonds which, if such use could have been reasonably expected on the date of issue of the Bonds, would have caused the Bonds to be classified as arbitrage bonds within the meaning of Section 103(b)(2) of the Code. As long as any Bonds are outstanding, the Municipality and the Company shall not violate the requirements of the Code relating to arbitrage bonds, and any regulations thereunder including the requirement of Section 148 of the Code relating to the rebate of certain amounts to the United States government. The Company will provide to the Trustee instructions relating to the permissible investment of Bond proceeds and instructions and computations (using investment information provided by the Trustee) relating to the amount required to be rebated to the United States, all in conformity with Section 148 of the Code. The Company reserves the right, however, to make any investment of proceeds permitted under the laws of the State of Indiana, if the sections of the Code relating to arbitrage bonds or the regulations thereunder are repealed or relaxed or are held void by final judgment of court of competent jurisdiction, so long as the investment would not result in making the interest on the Bonds includable in the gross income of the holders thereof for purposes of Federal income taxation. In making investments, the Company may rely on an opinion of counsel of recognized competence in such matters. The Trustee may make any and all such investments through its own bond department.

         Section 3.6. Loan Payments and Other Amounts Payable.

        (a) Concurrently with the sale of the Bonds, the Company shall execute and deliver the Note to the Municipality, pursuant to which the Company shall make payments sufficient to pay when due (whether at maturity, upon call for redemption, by acceleration or otherwise) the principal of and premium, if any, and interest on the Bonds. The Note shall be issued as a fully registered note substantially in the form attached hereto as Exhibit B. The Trustee shall act as Note Registrar and shall cause books for the registration and for the transfer of the Note to be kept at its principal office. Upon surrender for transfer of the Note at the Principal Office of the Trustee, endorsed for transfer by the registered owner or accompanied by an assignment executed by the registered owner or his authorized attorney, the Trustee shall validate and deliver in the name of the transferee a new Note which shall have been executed by the Company. The person in whose name the Note is registered shall be deemed the absolute owner thereof for all purposes, and references to the holder of the Note shall mean the registered owner thereof. The obligation of the Company to make any payment in respect of the loan made hereunder shall be reduced by the amount of any reduction under the Indenture of the corresponding payment to be made by the Issuer thereunder, including any reduction due to payments made by the Bank to the Trustee in respect of the principal of premium, if any, or interest on the bonds when due pursuant to the Letter of Credit.

     (b) The Company shall pay or cause to be paid to the Tender Agent as agent for the Trustee amounts equal to the amounts to be paid to Owners of Bonds pursuant to Section 403 of the Indenture, on the dates the purchase price of Bonds delivered to the Tender Agent to be paid from the sources described in Section 403 of the Indenture. The obligation of the Company to make the payments required to be made under this Section 3.6 shall be reduced by the amount of any moneys otherwise available for such payment, including particularly, any payment made by the Bank to the Trustee in respect of the purchase price of Bonds pursuant to the Letter of Credit.

     (c) The Company shall also pay when due (i) the reasonable and necessary fees and expenses of the Trustee (including any reasonable and necessary fees and expenses in its capacity as Note Registrar) the Tender Agent and any paying agent for services in connection with the Bonds as specified in Section 802 of the Indenture and (ii) the reasonable and necessary fees and expenses of the Municipality, including reasonable attorneys' fees, in connection with any default of the Company under this Agreement or the Note.

     (d) If the Company fails to make any of the payments required in this Section 3.6 or in the Note, all unpaid items or installments shall continue as an obligation of the Company until fully paid, and the Company shall pay the same with interest thereon (to the extent permitted by law) until paid at a per annum rate of interest equal to the per annum rate then in effect on the Bonds.

      (e) All payments under this Section 3.6 other than with respect to (b) above shall be made by the Company directly to the Trustee or as directed by the Trustee in immediately available funds and the Trustee shall deposit all such payments into the Debt Service Fund, provided that payments under Section 3.6(c) shall be made by the Company directly to the person entitled thereto. The amount of any money in the Debt Service Fund which is either proceeds from the sale of any Bonds or earnings on investments made pursuant to the provisions of the Indenture which has been set aside by the Trustee, at the request of the Company, for payments of principal, whether at maturity or upon redemption, of the Bonds shall be credited against the obligation of the Company to pay the principal of the Note. The amount of any money in the Debt Service Fund which is either proceeds from the sale of any Bonds or earnings on investments made pursuant to the provisions of the Indenture which has been set aside by the Trustee for payments of interest on the Bonds shall be credited against the obligation of the Company to pay interest on the Note. The principal amount of any Bonds purchased by the Company and delivered to the Trustee, or purchased by the Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the Note.

     (f) If on any principal or interest payment date the balance in the Debt Service Fund is insufficient to make the required payments of principal of and premium, if any, and interest on the Bonds on that date, the Company upon notice shall pay forthwith any deficiency to the Trustee.

     (g) The Company shall not be obligated to make any further payments under this Section 3.6, and the Company's liability to make payments under this Section 3.6 shall cease, at any time that the entire principal of and premium, if any, and interest on the Bonds shall have been fully paid in accordance with their terms and the provisions of Section 1101 of the Indenture (including, without limitation, principal, interest to maturity or earliest redemption date, as the case may be, expenses of redemption premiums, and fees and expenses of the Municipality, the Trustee, the Tender Agent, and any paying agent and any other costs and fees required to be paid by the Company pursuant to this Agreement), or at any time that there shall be in the Debt Service Fund an amount sufficient to pay or redeem the Bonds in accordance with the provisions of Section 1101 of the Indenture (including, without limitation, principal, interest to maturity or earliest redemption date, as the case may be, expenses of redemption and redemption premiums, and fees and expenses of the Municipality, the Trustee and any paying agent and any other costs and fees required to be paid by the Company pursuant to this Agreement) and all other requirements of Section 1101 of the Indenture have been satisfied in full.

         Section 3.7. Obligation of Company Unconditional. The obligation of the Company to make the payments and to perform and observe its other agreements pursuant to this Agreement and the Note shall be absolute and unconditional and shall not be subject to reduction or delay by set-off, counterclaim, abatement or otherwise. Until such time as the principal of and premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with Section 1101 of the Indenture (including, without limitation, principal, interest to maturity or earliest redemption date, as the case may be, expenses of redemption. redemption premiums, and fees and expenses of the Municipality, the Trustee, the Tender Agent, and any paying agent and any other costs and fees required to be paid by the Company pursuant to this Agreement), and all other requirements of Section 1101 of the Indenture have been satisfied in full, the Company (a) shall not suspend or discontinue any payments pursuant to this Agreement or the Note, (b) shall perform and observe all its other agreements contained in this Agreement and the Note, and
(c) except as provided in Article VII hereof, shall not terminate this Agreement or the Note for any cause. Nothing contained in this Agreement shall be construed to release the Municipality from the performance of any of its obligations and in the event the Municipality shall fail to perform any such agreement on its part, the Company may institute such action against the Municipality as the Company may deem necessary to compel performance, provided that no such action shall (i) violate the agreements on the part of the Company contained in the first sentence of this Section 3.7 or (ii) diminish the amounts required to be paid by the Company pursuant to Section 3.6 hereof.

         Section 3.8.   Letter of Credit and Alternate Letter of
Credit.

         (a) From the date of issuance of the Bonds to and including the fifth anniversary of the issuance of the Bonds or the effective date of the Fixed Interest Rate, the Company shall provide security for payment of the principal of and interest on the Bonds and for payment of the purchase price of Bonds delivered to the Tender Agent pursuant to Section 202(d) or
Section 503 of the Indenture by causing the Letter of Credit to be delivered to the Trustee. The Company hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit, in accordance with its terms and the terms of the Indenture, to the extent necessary to pay the principal of, premium if any, and interest on the Bonds when due and to pay the purchase price of Bonds as provided in the Indenture.

         (b) The Company may, at its election and with the consent of the Bank provide for one or more extensions of the Letter of Credit beyond its then stated date of expiration. At any time prior to the Trustee's giving of notice of redemption of Bonds pursuant to Section 202(e) of the Indenture, the Company may provide for the delivery of an Alternate Letter of Credit which must have a term of at least one year from its date of delivery provided that the Company must furnish to the Trustee written evidence from Moody's if the Bonds are rated by Moody's, and S&P, if the Bonds are rated by S&P, to the effect that it has reviewed such Alternate Letter of Credit and that its substitution for the Letter of Credit then in effect will not, of itself, result in a reduction or withdrawal of its ratings of the Bonds from those which then prevail, accompanied by an opinion of Bond Counsel that the delivery of such Alternate Letter of Credit is permitted under the Indenture and this Agreement and will not adversely affect the exemption from federal income taxation of interest on the Bonds.


                               ARTICLE IV

                   Particular Covenants of the Company

         Section 4.1. Consent to Assignment to Trustee. The Company acknowledges and consents to the assignment of the Note and of the Municipality's rights hereunder (except the right to receive payment for its expenses, the right to receive indemnities and rights relating to any amendments to this Agreement) to the Trustee pursuant to the Indenture except as otherwise provided herein, the Company shall pay to the Trustee all amounts payable under this Agreement and the Note, and the Company acknowledges that the Trustee may enforce the rights, remedies and privileges granted to the Municipality hereunder.

         Section 4.2. Payment of Expenses of Issuance of Bonds. In addition to its payment obligations under Section 3.6 of this Agreement, the Company shall pay for all the reasonable costs and shall be liable and pay for any recording expenses, legal fees, printing expenses and other fees and expenses reasonably incurred or to be incurred by or on behalf of the Commission, the Municipality and the Trustee in connection with or as an incident to the issuance and sale of the Bonds or any amendment or supplement to this Agreement or the Indenture.

         Section 4.3.  Company to Maintain its Existence:
Conditions Under Which Exceptions Permitted. The Company shall during the term of this Agreement maintain its corporate existence and will be duly qualified to transact business in the State of Indiana and shall not voluntarily take, or omit to take, any action that would cause the Company to be dissolved, nor shall the Company sell, lease transfer or otherwise dispose of all or substantially all of its assets or consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it except that the Company may consolidate with or merge into another corporation incorporated and existing under the laws of the United States of America or one of the states of the United States of America or permit one or more other corporations to consolidate with or merge into it or sell or otherwise transfer to another such other corporation all or substantially all of its assets as an entirety and may thereafter dissolve, provided, that immediately after such action there is no default under the Note, this Agreement or the Indenture, and further provided that if the Company is not the surviving, resulting or transferee corporation ("the Survivor"), the Survivor is (a) qualified to do bushiness in the State of Indiana and (b) shall expressly assume and agree to perform all of the Company's obligations under this Agreement, the Note and the Indenture.

         Section 4.4. Further Assurances and Corrective Instruments. The Municipality and the Company shall execute and deliver, or cause to be executed and delivered, such supplements hereto and further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement.

         Section 4.5. Covenants of Company with Respect to Use of Bond Proceeds. The Municipality is issuing the Bonds pursuant to an exemption contained in the Code. It is the intention of the parties that the interest on the Bonds remain excludable from gross income for purposes of federal income taxation and to that end the Company covenants with the Municipality and with the Trustee for the benefit of the future holders of the Bonds, that it will never, insofar as it is able, permit Bond proceeds to be expended or utilized in such a manner as to cause the loss of the exclusion claimed other than as a result of previously unanticipated capital expenditures.

         Section 4.6. Indemnification of Municipality and Trustee. The Company shall indemnify and hold the Municipality and the Trustee harmless against any claim, loss, liability or expense incurred without negligence or bad faith or willful misconduct on the part of the Municipality or the Trustee arising out of or in connection with this Agreement, the Note or the Indenture, including reasonable attorneys' fees and the costs and expense of defense against any such claim or liability.

         Section 4.7.  Reports, Certificates and Other
Information   The Company shall furnish to the Trustee:

     (a) Annual Statements. As soon as available and in any event within one hundred twenty days after the close of each fiscal year of the Company ending after the date of this Agreement, copies of the consolidated balance sheet of the Company, and consolidated statements of income and retained earnings and statements of consolidated cash flows of the Company for such fiscal year, each of which shall be reviewed by the Company's independent public accountants and shall set forth in comparative form the figures for the preceding fiscal year, all in reasonable detail.

     (b) Quarterly Statements. As soon as available, and in any event within sixty days after the close of each calendar quarter ending after the date of this Agreement (except the last quarter of each fiscal year), copies of the consolidated balance sheet of the Company as of the end of such quarter, and consolidated statements of income and retained earnings and statements of consolidated cash flows of the Company for the portion of the fiscal year ended as of the end of such quarter. All such statements may be prepared internally and shall be accompanied by a certificate of an appropriate officer of the Company that such financial statements have been prepared in material conformity with generally accepted accounting principles consistently applied (except for changes in which the independent accountants for the Company concur), and present fairly the financial position of the Company as of the dates of such statements.

     (c) No Default Certificate. Concurrently with providing such financial statements, a certificate of the President, a Vice-President or the Chief Financial Officer of the Company that after reasonable investigation he has no knowledge of the occurrence of any event of default under this Agreement or the Indenture (or of any event that with the lapse of time or the giving of notice would constitute an event of default), or if such officer shall have obtained knowledge of any such event of default, he shall disclose the same in such certificate and the nature thereof.

         Section 4.8.  Insurance.  Subject to Article V of this
Agreement, the Company shall maintain such insurance as may be required by law and such other, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

         Section 4.9. Taxes and Liabilities. Subject to Article V of this Agreement, the Company shall pay when due all taxes, assessments and other liabilities including trade accounts, except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established and, as to trade accounts, subject to industry practices.

         Section 4.10. Company to Furnish Notice of Fixed Interest Rate and Mandatory Redemption Dates. The Company agrees that, upon the determination of a Fixed Interest Rate for the Series 1989 Bonds pursuant to the Indenture, the Company shall cause notice of (i) the specific mandatory redemption dates or serial maturities of such Series 1989 Bonds and (ii) the Fixed Interest Rate applicable to such Series 1989 Bonds, to be given to the Issuer, the Trustee, the Paying Agent, if any, and the Remarketing Agent in accordance with the Indenture

         Section 4.ll. Notices of Adjustment Dates, Rate Determination Dates, Rate Change Dates, Interest Payment Dates and LOC Termination Tender Dates. The Company shall, or shall cause the Remarketing Agent to, make the designations and give the written notices to the Persons to whom the Company or the Remarketing Agent are therein required to give notice, as provided in Sections 202 and 209 of the Indenture. In addition, the Company shall, if required, deliver to the Trustee the opinions of Bond Counsel referred to in Sections 202 and 209 of the Indenture.



                                ARTICLE V

                    Maintenance, Taxes and Insurance

         Section 5.1. Maintenance and Modifications of Project by Company. The Company shall, during the Agreement Term and at its own expense (a) keep the Project and the Project Site in as reasonably safe condition as its operations shall permit, and (b) keep the Project in good repair and in good operating condition, making from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereof. Subject to the provisions of this Agreement and the Indenture, the Company may, also at its own expense, make from time to time any additions, modifications or improvements to the Project, including specifically additions and expansions to the Project, as it may deem desirable for its business purposes that do not materially adversely affect the structural integrity of the Project or substantially reduce its value.

         Section 5.2. Taxes, Other Governmental Charges and Utility Charges. The Company shall promptly pay, as the same become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or the Project Site, or any interest therein or any machinery, equipment or other property installed or bought by the Company therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the revenues, income or profits of the Company from the Project which if not paid, will become a lien on the Project or the Project Site prior to or on a parity with the lien of the Indenture and including all ad valorem taxes lawfully assessed upon the Project or the Project
Site), all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project or the Project Site and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by lien on the Project or the Project Site.

         The Company may, at its expense and in its own name and behalf, in good faith contest by appropriate proceedings any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided during such period enforcement of any such contested item shall be effectively stayed and appropriate reserves shall be established.

         Section 5.3.  Insurance Required   The Company shall
insure or cause to be insured during the Agreement Term the Project and the Project Site, against such risks as are customarily insured against by businesses of like size and type, paying as the same become due all premiums in respect thereto, including but not necessarily limited to comprehensive general public liability insurance to the extent of $1,000,000 per occurrence against liability for bodily injury, including death resulting therefrom, and damage to property including loss of use thereof occurring on or in any way related to the Project or the Project Site or any part thereof and worker's compensation and occupational disease coverage as required by the laws of the State of Indiana.

         Section 5.4.  Application of Net Proceeds of Insurance.
The Net Proceeds of the insurance carried pursuant to the provisions of Section 5.3 hereof shall be paid and applied as provided in Section 6.1 hereof.

         Section 5.5. Additional Provision Respecting Insurance. All insurance required in Section 5.3 hereof shall be taken out and maintained in generally recognized responsible insurance companies selected by the Company and qualified to do business in the State of Indiana. All policies evidencing such insurance shall provide for payment to the Company.

         A certificate, or certificates, of the insurers that such insurance is in force and effect, together with copies of the insurance policies, shall be deposited promptly with the Trustee upon request and, prior to the expiration of any such policy, the Company shall furnish the Trustee upon request with evidence satisfactory to the Trustee that the policy has been renewed or replaced, or is no longer required by this Agreement. The insurance herein required may be contained in blanket policies now or hereafter maintained by the Company.


                               ARTICLE VI

                  Damage, Destruction and Condemnation

         Section 6.1. Damage and Destruction. Unless the Company shall have exercised its option to prepay the Note in full pursuant to the provisions of Section 7.4 hereof, if prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) the Project is destroyed (in whole or in part) or is damaged by fire or other casualty, the Company (a) shall promptly repair, rebuild or restore the property damaged or destroyed to substantially the same condition as it existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not impair operating unity or productive capacity or the character of the Project, and (b) shall apply for such purpose so much as may be necessary of any Net Proceeds of insurance resulting from such claims for losses, as well as any additional moneys of the Company necessary therefor.

         Section 6.2 Condemnation. Unless the Company shall have exercised its option to prepay the Note in full pursuant to the provisions of Section 7.4 hereof, in the event that title to, or the temporary use of, the Project or the Project Site or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Company shall be obligated to continue to make payments on the Note and all other payments specified herein. The Company and the Trustee shall cause the Net Proceeds received by them or either of them from any award made in such eminent domain proceedings to be paid to and held by the Trustee in a separate trust account, and to be applied, at the option of the Company, in one or more of the following ways as shall be directed in writing by the Company:

     (a) The prompt repair, restoration, relocation, modification or improvement of the Project and the Project Site, to substantially the same condition as existed prior to the exercise of said power of eminent domain, or

     (b)  Redemption of the Bonds pursuant to Section 7.4 hereof.

         Unless the Company shall have exercised its option to prepay the Note in full pursuant to the provisions of Section 7.4 hereof within the time period set forth therein, the condemnation award should be applied as provided in (a) above.


                               ARTICLE VII

                           Prepayment of Note

         Section 7.1. Optional Prepayment of Note. Prior to the Conversion Date and so long as the Bonds are in a Short Period (as defined in the Indenture), the Company may, at its option, prepay the Note in whole or in part (but in whole multiples of $100,000) at any time by paying to the Trustee a sum sufficient, together with other funds in the Debt Service Fund and available for that purpose, to pay (a) the principal of, and interest on that portion of the Bonds then outstanding to be redeemed, and
(b) all reasonable and necessary fees and expenses of the Trustee, the Tender Agent, the Remarketing Agent, and any paying agent accrued and to accrue through the redemption date. After the Conversion Date or at any time prior thereto when the Bonds are in an Adjustment Period other than a Short Period (as defined in the Indenture), the Company may prepay the loan made hereunder, in whole or in part on any Interest Payment Date, upon 45 days' written notice to the Trustee, in a principal amount equal to 100% of the principal amount of Bonds to be redeemed on such Interest Payment Date, plus a premium on such principal amount equal to the premium to be paid in connection with the redemption of the Bonds as provided in Section 501(A)(2) of the Indenture plus accrued interest to the redemption date.

         Section 7.2. Mandatory Prepayment of Note in the Event of a Determination of Taxability. The Company shall prepay the amounts due under this Agreement and the Note in whole prior to the expiration of this Agreement and prior to the full payment (or provision for full payment) of the Bonds on the earliest practicable date (selected by the Trustee) within one hundred eighty (180) days following a Determination of Taxability (as defined in the Indenture).

         In the event of an obligation to prepay under this
Section 7.2, the Company shall pay to the Trustee a sum sufficient, together with other funds deposited into the Debt Service Fund and available for the purpose, to pay the principal and interest on the principal of all the Bonds then outstanding and all reasonable and necessary fees and expenses of the Trustee and any paying agent accrued and to accrue through final payment of the Bonds.

         Section 7.3. Purchase of Bonds. The Company may at any time, and from time to time, furnish moneys to the Trustee accompanied by a notice directing such moneys to be provided to the Tender Agent to be applied, at such time as they constitute Eligible Moneys, to the purchase of Bonds delivered pursuant to
Section 202(d) or 503 of the Indenture, which Bonds shall, at the direction of the Company, be delivered to the Trustee for cancellation.

         Section 7.4. Extraordinary Event Prepayment of the Note. The Company may, at its option, prepay the Note in whole but not in part, without redemption premium, within one year following the occurrence of any of the events specified in
Article VI of this Agreement by paying the Trustee a sum sufficient, together with other funds in the Debt Service Fund and available for that purpose, to pay (a) the principal of and interest upon all of the Bonds5 then outstanding, and (b) all reasonable and necessary fees and expenses of the Trustee and the paying agent accrued and to accrue through the redemption date.

         Section 7.5.  Notice of Prepayment.  To exercise
prepayment under this Article VII, the Company shall give written notice to the Trustee at the time specified in the Indenture.



                              ARTICLE VIII

                     Events of Default and Remedies

         Section 8.1.  Events of Default.  The occurrence and
continuance of any of the following events shall constitute an "event of default" hereunder:

     (a) Default in the due and punctual payment of any installment of principal of (whether at stated maturity, upon required prepayment, acceleration or otherwise) or any payment of interest or redemption premium on the Note;

     (b) Failure by the Company to pay the Tender Price with respect to the purchase price of the Bonds on the date such purchase price is to be paid;

     (c) The dissolution or liquidation of the Company unless such dissolution or liquidation is permitted by this Agreement;

     (d) Failure by the Company to observe and perform any covenant, condition or agreement in this Agreement on its part to be observed or performed excluding, however, any covenant, condition or agreement that, it not observed, would result in an event of default as described in Section 8.1 (a), (b) or (c) for a period of thirty days after written notice, specifying the failure and requesting that it be remedied, given to the Company by the Trustee, unless the Trustee agrees in writing to an extension of the time prior to its expiration; provided, however, that with respect to this clause (d),if such failure of performance shall be such that it cannot be corrected within such period, it shall not constitute an event of default during the 90 day period beginning 31 days after the delivery of the above described notice (but shall, if not corrected, constitute an Event of Default thereafter) if: (i) such failure of performance, in the reasonable opinion of the Trustee, is correctable without material adverse effect on the Bonds (ii) corrective action is instituted by or on behalf of the Company within such period and
(iii) such corrective action is diligently pursued until such failure of performance is corrected. The Trustee may request (and may rely upon) from the Company or the Municipality a certificate to the effect that the Company or the Municipality has instituted corrective action and will diligently pursue such action and believes that its failure of performance can be corrected through such action.

     (e) A decree or order shall have been entered by a court of competent jurisdiction constituting an order for relief under the Bankruptcy Code or adjudging the Company insolvent or approving as properly filed a petition seeking reorganization of the Company under the Bankruptcy Code or any other federal or state law relating to bankruptcy or insolvency or appointing a receiver or decreeing or ordering the winding up or liquidation of the affairs of the Company or the sequestration of a substantial part of the property of the Company, and any such decree or order shall remain in force undischarged and unstayed for period of ninety days.

     (f) The Company shall file a petition seeking relief under the bankruptcy Code or shall suffer the imposition of an order thereunder or shall institute or consent to the institution of bankruptcy or insolvency proceedings against it or shall file a petition or answer or consent seeking reorganization or relief (other than as a creditor) under the Bankruptcy Code or any other federal or state law relating to bankruptcy or insolvency or shall consent to the filing of any such petition or shall consent to the appointment of a receiver or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall fail to pay its debts generally as they become due, or action shall be taken by the Company in furtherance of any of the aforesaid purposes.

     (g) If the Trustee receives notice from the Bank on or before the date or dates specified in the Letter of Credit or Alternate Letter of Credit following a drawing on the Letter of Credit or Alternate Letter of Credit for interest that it will not reinstate to the stated amount of its Letter of Credit or Alternate Letter of Credit an amount to cover such Interest.

     (h) Receipt of Written Notice from the Bank that an event of default as defined in the Reimbursement Agreement has occurred and that the Letter of Credit or Alternate Letter of Credit, as the case may be, will expire not less than 30 days after such notice.

         Section 8.2. Remedies on Default. Whenever any Event of Default referred to in Section 8.1 shall have happened and be continuing, the Trustee:

     (a) Shall to the extent that the Indenture so requires or permits, declare the Note and all amounts payable thereunder, whether by acceleration of maturity or otherwise, to be immediately due and payable.

     (b) The Trustee may take whatever action may appear necessary or desirable to collect the amounts due and to become due under this Agreement and the Note, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement and the Note.

       Section 8.3. Application of Moneys. All moneys collected by the Trustee under Section 8.2 shall be applied as follows:

     FIRST: To pay any sums required to be paid by the Company pursuant to this Agreement, the Note, the Indenture or the Bonds other than principal, premium and interest on the Note or the Bonds, including specifically any amounts required to be paid to the United States of America pursuant to Section 148(f) of the Code.

     SECOND: To pay the whole amount then due, owing and unpaid upon the Note for principal, premium, if any, and interest in accordance with Section 705 of the Indenture. Payment shall be made upon presentation of the Note and the notation on the Note of the payment, if partially paid, or the surrender and cancellation of the Note, if fully paid.

     THIRD: To pay the Company, its successors or assigns, upon the written request of the Company or to whosoever maybe lawfully entitled to receive the same upon its written request, or as any court of competent jurisdiction may direct.

         Section 8.4. Remedies Cumulative. No remedy granted by this Agreement is intended to be exclusive of any other remedy.
All available remedies shall be cumulative.

         Section 8.5. Delay or Omission Not a Waiver. No delay or omission of the Trustee to exercise any right or power accruing upon any Event of Default shall impair the right or power, or shall be construed to be a waiver of the Event of Default or an acquiescence therein. Every power and remedy may be exercised as often as the Trustee deems expedient.

         Section 8.6.  Remedies Subject to Provisions of Law.
All rights, remedies and powers provided by this Article may be exercised only to the extent that their exercise does not violate any applicable provision of law. All the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable under the provisions of any applicable law.


                               ARTICLE IX

              Supplements and Amendments to this Agreement

         Section 9.1.  Supplements and Amendments to this
Agreement.  Reference is made to Article X of the Indenture.


                                ARTICLE X

                              Miscellaneous

         Section 10.1.  Binding Effect   This Agreement shall
inure to the benefit of and shall be binding upon the Municipality, the Company and their respective successors and assigns.

         Section 10.2. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent Jurisdiction, that holding shall not invalidate or render unenforceable any other provisions hereof.

         Section 10.3.  Amounts Remaining in Debt Service Fund.
Any amounts remaining in the Debt Service Fund upon expiration or termination of this Agreement in accordance with the Indenture shall belong to and be paid to the Company by the Trustee.

         Section 10.4. Amendments, Changes and Modifications. After the Bonds are issued and before they are paid in full (or provision for payment in fu11 is made), this Agreement may not be amended, assigned or terminated without the written consent of the Trustee.

         Section 10.5.  Execution in Counterparts.  This
Agreement may be executed in several counterparts, each of which shall be an original.

         Section 10.6. Notices. All notices, certificates, payments or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or overnight express mail addressed as follows: if to the Municipality, at the City Building, Logansport, Indiana 46947, Attention of its Clerk-Treasurer; if to the Company, at 1111 Samuelson Road, P.O. Box 7009, Rockford, Illinois 61125. Attention of its Chief Financial Officer with a copy to the attention of its President; or to such other address as may hereafter be furnished by notice.

         Section l0.7. References to Bonds Ineffective After Bonds are Paid. Upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and payment of all fees and charges of the Municipality, Trustee, Tender Agent, and any paying agent, all references in this Agreement to the Bonds and the Trustee shall be ineffective and neither the Trustee nor the holders of the Bonds shall thereafter have any rights hereunder, except those that shall have theretofore vested.

         Section 10.8. Agreement for Benefit of Parties Hereto. Nothing in this Agreement, express or implied, is intended to give to any person other than the parties hereto and the holder of the Note, any right, remedy or claim under or by reason of this Agreement.

         Section 10.9. Waiver. No waiver of any of the provisions of this Agreement shall be effective and binding unless set forth in a written notice and no waiver of one provision shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver or a waiver of such provision in any other instance.

         Section 10.10.  Captions and Table of Contents.  The
captions herein and the Table of Contents are inserted only as a matter of convenience and do not in any way define, limit, construe or describe the scope or intent of this Agreement or any section thereof or in any other way effect this Agreement.

          Section 10.11. Survival of Covenants, Representations and Warranties. All covenants, representations and warranties made by the Company and the Municipality contained herein or in any other document, certificate or instrument delivered in connection with the sale of any of the Bonds shall be continuing and shall survive delivery of the Bonds and the other transactions contemplated by this Agreement and the Indenture.

          Section 10.12.  Applicable Law.  This Agreement shall
be governed by and construed in accordance with the Laws of the State of Indiana.

          Section 10.11.  Holidays.  Where a date of payment on
the Note is not a Business Day, then payment may be made on the first Business Day thereafter.

          IN WITNESS WHEREOF, the Municipality and the Company have caused this Agreement to be executed all as of the date first above written.



                                CITY OF LOGANSPORT, INDIANA



                                By: John R. Davis
                                    John R. Davis, Mayor
(SEAL)

ATTEST:


Mary Lynn Barnard
Mary Lynn Barnard, Clerk-Treasurer



                            ELCO INDUSTRIES, INC.



                            By: August F. DeLuca
                                August F. DeLuca, Chief Financial

                                Officer



ATTEST:



Kenneth L. Heal
Kenneth L. Heal, Secretary

                                EXHIBIT A

                      (Description of the Project)




         The Project is the acquisition of and installation of the following machinery and equipment at the Company's existing manufacturing facility that is located within the boundaries of the Issuer:





     Description                           Estimated Cost

Heat treat furnace and
  related equipment                          $1,000,000

Multi-slide forming machine                   1,000,000

Presses                                         300,000

CNC machinery centers                           150,000

Wire EDM machine                                200,000

Custom design secondary
  operations machines                           350,000

Total                                        $3,000,000

                                EXHIBIT B

                             (Form of Note)

                          ELCO INDUSTRIES, INC.

                             PROMISSORY NOTE


         FOR VALUE RECEIVED, Elco Industries, Inc. (the "Company"), a Delaware Corporation, promises to pay to The City of Logansport, Indiana, or registered assigns, on or before 2 o'clock p.m. (Logansport time) (a) on October 1, 2003,a sum which, together with other moneys available therefor in the Debt Service Fund under the Trust Indenture (the "Indenture") dated as of December 1, 1989, between the City of Logansport, Indiana (the "Municipality"), and INB National Bank, as trustee (the "Trustee"), will equal the principal amount of the Bonds defined below) which becomes due on that date; (b) on the first business day of each month commencing January 2, 1990, a sum which, together with other moneys available therefor in the Debt Service Fund under the Indenture, will equal the interest which becomes due on the Bonds outstanding on that date; (c) on the dates fixed for redemption or tender of the Bonds in whole or in part, the principal of and premium, if any, and interest on the Bonds to be redeemed to the date fixed for redemption; and (d) immediately upon a declaration of acceleration of the maturity of the Bonds by the Trustee, the principal, interest and premium, if any, to the date of declaration of acceleration.

         All payments of principal, premium, if any, and interest are to be made directly to the Trustee (or subsequent registered owner) for the account of the Municipality in immediately available funds. This Note is security for the payment of the Municipality's Economic Development Revenue Bonds, (Elco Industries, Inc., Project) issued pursuant to the Indenture (the "Bonds"). All of the terms, conditions, and provisions of the Indenture are incorporated into this Note by reference.

         This Note is issued pursuant to the Loan Agreement (the "Agreement") dated as of December 1, 1989, between the Municipality and the Company and is entitled to the benefits, and is subject to the conditions, thereof. The obligation of the Company to make the payments required under this Note is absolute and unconditional without any defense or right of setoff, counterclaim or recoupment by reason of any default by the Municipality under the Agreement or under any other agreement between the Company and the Municipality or out of any indebtedness or liability at any time owing to the Company by the Municipality or for any other reason.

         This Note is subject to prepayment under the terms and conditions, and in the amounts, provided in Article VII of the Agreement.

         This Note is transferable only upon the books of the Trustee kept for that purpose at its principal office in its capacity as Note Registrar, upon surrender for transfer of this Note at the principal office of the Trustee, endorsed for transfer by the registered owner or accompanied by an assignment executed by the registered owner or his authorized attorney.
Upon such surrender for transfer, the Trustee shall validate and deliver in the name of the transferee a new Note which shall have been executed by the Company.

         If the Company fails to make any of the payments under this Note, the amount unpaid shall continue as an obligation of the Company until fully paid and shall bear interest(to the extent permitted by law) until paid at a per annum rate of interest equal to the per annum rate then in effect on the Bonds.

         If an "Event of Default" occurs under Section 8.1 of the Agreement, the principal of this Note may be declared due and payable as provided in, Article VIII of the Agreement.

        Where a date of payment is not a business day in the City of Indianapolis, Indiana, Rockford, Illinois, Chicago, Illinois, or New York, New York. then payment may be made on the first business day thereafter.

        All amounts payable under the terms of this Note are payable without relief from valuation and appraisement laws and with attorneys' fees. The maker and any endorsers waive demand, presentment for payment, protest, notice of protest and notice of non-payment or dishonor and consent to any and all extensions of time for payment without notice.

        All terms used in this Note which are defined in the Agreement and not in this Note shall have the meanings assigned to them in the Agreement.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered this _ day of December, 1989.


                            ELCO INDUSTRIES. INC.


                            By: August F. DeLuca


                                August F. DeLuca, Chief Financial
                                Officer

ATTEST:



Kenneth L. Heal
Kenneth L. Heal, Secretary

LOAN AGREEMENT


THERMOPLASTICS, INC.


AND


CITY OF MISHAWAKA, INDIANA


DATED AS OF DECEMBER 1, 1989









The rights of the City of Mishawaka, Indiana, under this Agreement (except the right to receive payment for its expenses, the right to receive indemnities, and rights relating to the amendment of this Agreement) have been assigned to INB
National Bank, Indianapolis, Indiana, as Trustee under a Trust Indenture dated as of the date of this Agreement, between the City and the Trustee.

TABLE OF CONTENTS

Section                                                   Page

RECITALS...................................    .................
1
AGREEMENT.......................................................
1

ARTICLE I

Definitions and Exhibits


1.1.  Terms Defined..............................................
2
1.2.  Rules of Interpretation....................................
3
1.3.  Exhibits...................................................
4


ARTICLE II

The Loan and The Project

2.1.  Municipality's Representations, Warranties and Covenants...
4
2.2.  Company's Representations, Warranties and Covenants........
4
2.3.  The Project................................................
7

ARTICLE III

The Bonds, Use of Proceeds, The Note

3.1.  Agreement to Issue Bonds...................................
7
3.2.  Disbursements from Construction Fund.......................
8
3.3.  Company is Required to Pay in the Event Construction Fund
      is Insufficient............................................
8
3.4.  Investment of Construction Fund and Bond Fund Moneys.......
8
3.5.  Covenants with Respect to Arbitrage........................
9
3.6.  Loan Payments and Other Amounts Payable....................
9
3.7.  Obligation of Company Unconditional........................
11
3.8.  Letter of Credit and Alternate Letter of Credit............
12

ARTICLE IV

Particular Covenants of the Company

4.1.  Consent to Assignment to Trustee...........................
12
4.2.  Payment of Expenses of Issuance of Bonds...................
12
4.3.  Company to Maintain its Existence; Conditions Under
      Which Exceptions Permitted.................................
13
4.4.  Further Assurances and Corrective Instruments..............
13
4.5.  Covenants of Company with Respect to Use of Bond Proceeds..
13
4.6.  Indemnification of Municipality and Trustee................
13
4.7.  Certificate of No Default..................................
13
4.8.  Insurance..................................................
14
4.9.  Taxes and Liabilities......................................
14
4.10  Company to Furnish Notice of Fixed Interest Rate and
      Mandatory Redemption Dates.................................
14
4.11. Notice of Adjustment Dates, Rate Determination Dates,
      Rate Change Dates, Interest Payment Dates and LOC
      Termination Tender Dates...................................
14

ARTICLE V

Maintenance, Taxes and Insurance

5.1. Maintenance and Modifications of Project by Company.........
14
5.2. Taxes, Other Governmental Charges and Utility Charges.......
14
5.3. Insurance Required..........................................
15
5.4. Application of Net Proceeds of Insurance....................
15
5.5. Additional Provision Respecting Insurance...................
15

ARTICLE VI

Damage, Destruction and Condemnation

6.1. Damage and Destruction......................................
16
6.2. Condemnation................................................
16

ARTICLE VII

Prepayment of Note

7.1. Optional Prepayment of Note.................................
16
7.2. Mandatory Prepayment of Note in the Event of a
     Determination of Taxability.................................
17
7.3. Purchase of Bonds...........................................
17
7.4. Extraordinary Event Prepayment of the Note..................
17
7.5. Notice of Prepayment........................................
17

ARTICLE VIII

Events of Default and Remedies

8.1. Events of Default...........................................
18
8.2. Remedies on Default.........................................
19
8.3. Application of Moneys.......................................
19
8.4. Remedies Cumulative.........................................
20
8.5. Delay or Omission Not a Waiver..............................
20
8.6. Remedies Subject to Provisions of Law.......................
20

ARTICLE IX

Supplements and Amendments to this Agreement

9.1. Supplements and Amendments to this Agreement................
20

ARTICLE X

Miscellaneous

10.1. Binding Effect.............................................
20
10.2. Severability...............................................
20
10.3. Amounts Remaining in Bond Fund.............................
20
10.4. Amendments, Changes and Modifications......................
20
10.5. Execution in Counterparts..................................
21
10.6. Notices....................................................
21
10.7. References to Bonds Ineffective After Bonds are Paid.......
21
10.8. Agreement for Benefit of Parties Hereto....................
21
10.9. Waiver.....................................................
21
10.10 Captions and Table of Contents.............................
21
10.11 Survival of Covenants, Representations and warranties......
21
10.12 Applicable Law.............................................
22
10.13 Holidays...................................................
22

EXHIBIT A: Description of Project
EXHIBIT B: Form of Note


LOAN AGREEMENT

This LOAN AGREEMENT has been executed as of December 1, 1989, by and between
THERMOPLASTICS, INC., an Indiana corporation (the "Company"), and the CITY OF
MISHAWAKA, INDIANA (the "Municipality").

RECITALS

1. Definitions of certain of the terms used in these Recitals are set out in
Article I hereof and Article I of the Indenture.

2. The Company is pursuing the acquisition, construction, installation and equipping of the Project which is to be located on the Project
Site.

3. To finance a portion of the costs of the Project, the Company is borrowing from the Municipality funds derived from the sale of the Bonds, and the Company, as evidence of its obligation to repay the funds, is issuing to the Municipality its Note.

4. Pursuant to IC 36-7-11.9 and IC 36-7-12, the Municipality is obtaining funds to loan to the Company through the sale of $3,500,000 aggregate principal amount of City of Mishawaka, Indiana Economic Development Revenue Bonds,
Series 1989
(Elco Industries, Inc./Thermoplastics, Inc. Project).

5. Pursuant to a Trust Indenture dated as of the date of this Agreement, between the Municipality and INB National Bank, Indianapolis, Indiana, as Trustee, the
Municipality will issue the Bonds and, as security for the payment of the Bonds and the performance of the obligations of the Municipality and the Company under the Indenture and the Note, the Municipality will assign the Note and its rights under this Agreement (except the right to receive payment for its expenses, the right to receive indemnities and rights relating to any amendments to this
Agreement) to the Trustee and the Company will cause to be issued to the Trustee an irrevocable direct pay letter of credit of The Mitsui Bank, Limited, dated
December 14, 1989. The Bonds will be payable solely out of the revenues and other amounts derived from the Note and under this Agreement and from the Letter of
Credit and shall not, in any respect, be a general obligation of, an indebtedness of, or constitute a charge against the general credit of the Municipality, the
State of Indiana, or any political subdivision thereof.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein, the
Company and the Municipality agree as follows:


ARTICLE I

Definitions and Exhibits

Section 1.1. Terms Defined. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

"Act" means IC 36-7-11.9 and IC 36-7-12, as from time to time amended.

"Agreement" means this Loan Agreement and any amendment and supplement thereto.

"Agreement Term" means the period commencing on the date of this Agreement and, subject to the provisions of this Agreement, ending on such date as the Bonds have been fully paid and retired or provision for such payment made as provided in the Indenture.

"Authorized Company Representative" means any officer designated to act on behalf of the Company by written certificate furnished to the Municipality and the
Trustee containing the specimen signature of the person and signed on behalf of the Company by its President, any of its Vice Presidents, its Chief Financial
Officer, its Secretary or any of its Assistant Secretaries.
The certificate may designate an alternate or alternates. The
Authorized Company
Representative may be an employee of the Company.

"Bonds" means the $3,500,000 aggregate principal amount of the City of Mishawaka,
Indiana Economic Development Mortgage Revenue Bonds, Series 1989
(Elco
Industries, Inc./Thermoplastics, Inc. Project).

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the Mishawaka Economic Development Commission, a development commission created by the Municipality pursuant to the Act.

"Company" means Thermoplastics, Inc., an Indiana corporation, and its successors and assigns.

"Counsel" means an attorney-at-law (who may be counsel to the Trustee, the
Municipality or the Company).

"Debt Service Fund" means the fund created in Section 402 of the Indenture.

"Indenture" means the Trust Indenture, dated as of the date of this Agreement, between the Municipality and INB National Bank, Indianapolis,
Indiana, as
Trustee, relating to the Bonds, and any indenture supplemental thereto.

"Letter of Credit" means the irrevocable direct pay letter of credit of The
Mitsui Bank, Limited dated December 14, 1989 issued to the Trustee for the benefit of the bondholders under a Reimbursement Agreement among said Bank, the
Trustee and the Company dated as of December 1, 1989.

"Loan" means the $3,500,000 loan in principal amount by the Municipality to the
Company of the proceeds from the sale of the Bonds.

"Municipality" or "Issuer" means the City of Mishawaka, Indiana, and any successor.

"Net Proceeds" means, when used with respect to any insurance proceeds or any condemnation award, the amount remaining after deducting all expenses (including attorneys' fees) incurred in the collection of such proceeds or award from the gross proceeds thereof.

"Note" or "Promissory Note" means the Note of the Company in substantially the form of Exhibit B hereto and any Note issued in exchange therefor.

"Project" means the expansion of and the acquisition, construction, and equipping of certain economic development facilities, all as set forth on Exhibit A attached hereto.

"Project Cost" means and includes all those costs related to the Project which are permitted to be financed under the Code, the Act, this Agreement and the
Indenture and which do not result in a loss of the exclusion from gross income for federal income tax purposes of the interest on the Bonds under the Code.

"Project Fund" means the fund created in Section 302 of the Indenture.

"Reimbursement Agreement" means the Reimbursement Agreement between the Company and The Mitsui Bank, Limited dated as of December 1, 1989, under which the Letter of Credit will be issued.

"Trustee" means the trustee at the time serving under the Indenture.

Section 1.2. Rules of Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) "This Agreement" means this instrument as originally executed and as it may from time to time be supplemented or amended.

(b) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article,
Section or other subdivision.

(c) The terms defined in this Article have the meanings assigned to them in this
Article and include the plural as well as the singular.

(d) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

(e) Any terms not defined herein but defined in the Indenture shall have the same meaning herein.

(f) The terms defined elsewhere in this Agreement shall have the meanings therein prescribed for them.

Section 1.3. Exhibits. The following Exhibits are a part of this
Agreement:

Exhibit A: Description of the Project.

Exhibit B: Form of Note, form of Note Registrar's Certificate of
Validation and
form of Assignment.

ARTICLE II

The Loan and The Project

Section 2.1. Municipality's Representations.  Warranties and
Covenants.

(a) The Municipality represents and warrants that:

(i) The Municipality is a duly organized and existing municipal corporation and political subdivision of the State of Indiana, with full power and authority under the Act to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder.

(ii) The Municipality has duly authorized the issuance, execution and delivery of the Bonds and the execution and delivery of this Agreement.

(b) The Municipality covenants that:

(i) The Municipality shall not take any action to interfere with any obligation it may have with respect to the Bonds, the proceedings authorizing the Bonds or this Agreement.

(ii) The Municipality shall provide funds from the proceeds from the sale of the
Bonds for the financing of a portion of the costs of the Project, and shall secure the payment of the Bonds by assigning this Agreement (except the right to receive payment for its expenses, the right to receive indemnities and rights relating to any amendment of this Agreement) and the Note to the Trustee pursuant to the Indenture.

Section 2.2. Company's Representations. Warranties and Covenants. The Company makes the following representations and warranties (all as of the date on which this Agreement has been executed) and in addition, makes the following covenants:

(a) It is a duly organized and validly existing corporation in good standing under the laws of the State of Indiana and is duly qualified to transact business in Indiana, has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated, and has full power and authority to issue the Note and to execute and deliver this
Agreement, the Reimbursement Agreement and all other agreements contemplated by this Agreement to which the Company is a party; all actions necessary for the execution and delivery of the Note, this Agreement and the Indenture have been taken; and the Note will be a valid and binding obligation of the Company.

(b) The execution, delivery and performance of this Agreement, the Note and the
Reimbursement Agreement will not conflict with or result in a breach of, or a default under, the Company's Articles of Incorporation, By-Laws, or any material agreement or instrument to which the Company is a party or by which it is bound
(excepting, however such agreements or instruments with respect to which the
Company has been required to and has obtained waivers or consents) or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, except for the lien of the Indenture and liens, charges or encumbrances in favor of The Mitsui Bank, Limited to secure the obligations of the Company under the Reimbursement Agreement.

(c) At least 95% of the proceeds from the Bonds (including any income earned on the investment of such proceeds) will be used for the acquisition of land, construction of an addition to and expansion of the Company's existing manufacturing facility and the acquisition and installation of machinery and equipment for the Project. No more than 2% of the proceeds of the Bonds will be used for the costs of issuance of the Bonds, including any broker's, underwriter's or placement agent's discount or other compensation. Costs of issuance paid from the Bond proceeds together with any other expenditures which are not described in the first sentence of this subsection will be not more than
5% of the proceeds of the Bonds. No part of the proceeds are to be used by the
Company, directly or indirectly, as working capital or to finance inventory.

(d) The Project and all components thereof (other than land) will consist of property of a character subject to the allowance for depreciation under the Code.

(e) The indication of interest by the Issuer on the date of adoption of the inducement resolution to issue its Bonds and lend the proceeds to the Company for the purposes set forth herein has encouraged the Company to acquire and construct the Project, and will promote diversification of economic development and create new or preserve existing job opportunities in the area. The Project, or any components thereof which is to be paid for out of the proceeds of the Bonds, had not been acquired, constructed, equipped, furnished or rehabilitated by the
Company prior to the adoption of the inducement resolution of the Common Council of the Issuer with respect to the Project.

(f) The sum of the following does not exceed $10,000,000:

(i) the aggregate face amount of any outstanding issues of obligations (other than the Bonds) exempt from taxation under Sections 103 and 144 of the Code, the proceeds from which were or will be used primarily with respect to the Project or other facilities (a) located within the County of Cass (but not in any incorporated municipality) or within the Municipality and (b) the principal user of which is or will be the Company or any other principal user of the Project or related person or persons within the meaning of Section 144 of the Code;

(ii) the aggregate principal amount of the Bonds; and

(iii) the sum of all capital expenditures (within the meaning of Section 144(a) of the Code (and, pursuant to said section, specifically excluding capital expenditures made from the proceeds of bonds described in paragraph
(i) and (ii)
above)) relating to the facilities described in subsection (i) and made during the period beginning three years prior to the date on which the Bonds are issued and ending on the date on which the Bonds are issued.

(g) The "average maturity" of the Bonds (taking into account their issue prices) does not exceed 120% of the "average reasonably expected economic life" of the facilities to be financed with the proceeds of the Bonds (taking into account the respective cost of such facilities), all as determined in accordance with the provisions of Section 147(b) of the Code.

(h) No portion of the proceeds of the Bonds will be used to provide any facility the primary purpose of which is retail food and beverage service, automobile sales or services, or the provision of recreation or entertainment, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, sky box or other private luxury box, health club facility, facility used for gambling, or facility used for the sale of alcoholic beverages.

(i) The Bonds are not and shall not be "federally guaranteed" as defined in
Section 149(b) of the Code.

(J) No portion of the proceeds of the Bonds will be used to acquire land (or an interest therein) or to acquire any property (or an interest therein) where the first use of such property is not pursuant to such acquisition.

(k) The aggregate authorized face amount of the Bonds allocated to any "test period beneficiary," as such term is defined in Section 144 of the Code, when increased by the outstanding tax-exempt industrial development bonds of such beneficiary, does not and shall not exceed $40,000,000.

(1) The execution, delivery and performance by the Company of this Loan Agreement and the Note do not require the consent or approval of, the giving of notice of, the registration with, or the taking of any other action in respect of, any federal, state or other governmental authority or agency, not previously obtained or performed.

(m) No litigation, arbitration proceedings or governmental proceedings are pending or threatened against the Company which would, if adversely determined, materially and adversely affect the right and power of the Company to execute and deliver this Loan Agreement and all documents and instruments related hereto or contemplated hereby to which the Company is a party or signatory.

(n) Except with respect to future capital expenditures, the Company will take no action which would (and will omit no action reasonably within its power, the omission of which would) cause the interest on the Bonds to become includable for
Federal income tax purposes in the gross income of any Bondholder, other than a
Bondholder who is a "substantial user" of the Project or a "related person" within the meaning and for the purpose of Section 147 of the Code. While this
Agreement does not restrict the Company as to future capital expenditures (and such expenditures, if sufficiently large, could cause the interest on the bonds to become includable in gross income for Federal income tax purposes), the
Company presently believes and expects that it will comply with the applicable
Code limitations on future capital expenditures.

Section 2.3. The Project. The Company shall cause the Project to be acquired, constructed, installed and equipped with all reasonable dispatch in accordance with the Company's specifications and directions. It is the Company's present intention to use the Project, or to cause it to be used, throughout the term of this Agreement as an Economic development facility" within the meaning of the
Act. The failure or inability of the Company to use the Project, or to cause it to be used, for the intended purposes shall not affect in any way the Company's obligations under this Agreement or the Note and shall not be deemed a breach or default under this Agreement as long as the use does not affect the validity of the Bonds or result in the interest on the Bonds becoming includable for Federal income tax purposes in the gross income of a Bondholder.



ARTICLE III

The Bonds, Use of Proceeds, The Note

Section 3.1. Agreement to Issue Bonds. In order to provide funds to make the
Loan, the Municipality shall issue the Bonds and sell them to the purchaser or purchasers thereof and deposit the proceeds with the Trustee as follows:

(a) Into the Debt Service Fund, the accrued interest, if any, paid by the purchasers of the bonds; and

(b) Into the Project Fund, the balance of the proceeds.

Section 3.2. Disbursements from Project Fund. The Indenture authorizes the
Trustee to make payments from the Project Fund to pay Project Costs and to reimburse the Company for Project Costs paid by it. Payments shall be made upon receipt of requisitions signed by an Authorized Company Representative stating:
(a) the requisition number, (b) the name and address of the person, firm or corporation to whom payment is due or to whom the Company has made payment for which reimbursement is to be made, (c) the amount to be paid, and
(d) that each
obligation has been properly incurred, is a Project Cost that is a proper charge against the Project Fund, and has not been the basis of any previous withdrawal.
The requisition shall be accompanied by copies of such invoices, cancelled checks
(or other evidence of payment) and similar documentation as the Trustee may reasonably request.

After the Trustee has paid all amounts requisitioned from the Project Fund and has received a certificate from the Company stating that the Project has been completed, or that the Project cannot or will not be completed for the reasons specified therein, any balance in the Project Fund shall, subject to compliance with the Act, be transferred to the Purchase Fund and disbursed in accordance with the provisions of the Indenture relating thereto; provided, that at least
95% of the amount actually expended has been expended on property of a character subject to the allowance for depreciation under the Code ("qualified facilities"). If such balance, plus any amounts actually expended other than on qualified facilities, exceeds the permissible 5% insubstantial amount of the Bond proceeds, the Company shall so notify the Trustee in writing, which written notification shall include detailed instructions as to the disposition of such balance, including instructions that the Trustee shall deposit such excess into a special escrow account within the Purchase Fund and detailed instructions pursuant to which the Trustee shall invest and use any amount so deposited to redeem or retire the Bonds, or portions thereof, in accordance with Internal Revenue Service Rev. Proc. 79-5 and Rev. Proc. 81-22 and any subsequent amendments, modifications or replacements thereof at the earliest redemption date occurring after such deposit.

Section 3.3. Company is Required to Pay in the Event Project Fund is
Insufficient. In the event the moneys in the Project Fund available for payment of the Project Costs should not be sufficient to pay the costs of acquiring, constructing, installing and equipping the Project in full, the Company shall complete the Project and pay that portion of the costs of the Project in excess of the moneys available in the Construction Fund.

Section 3.4. Investment of Project Fund and Debt Service Fund Moneys. Moneys held as part of the Debt Service Fund shall be invested by the Trustee at the direction of the Company in direct obligations of the United States of America or in other obligations backed by the full faith and credit of the United States of America. Subject to the provisions of Section 405 of the Indenture, any moneys held as part of the Construction Fund shall be invested by the Trustee at the direction of the Company in (a) obligations of the United States of America, or
(b) obligations the principal and interest of which are guaranteed by the United
States of America, or (c) obligations of any agency of the United
States of
America, or (d) certificates of deposit or bankers acceptances issued by, or interest bearing time or demand deposits with, any bank, trust company or national banking association (including the Trustees any affiliate of the Trustee and any paying agent) having a combined capital and surplus of at least
$10,000,000, or (e) contracts with any entity meeting the requirements specified in (d) above for the purchase and sale of Obligations of the type specified in
(a) or (b) above (including contracts with the Trustee, any affiliate of the
Trustee and any paying agent), or (f) commercial paper which has been classified for rating purposes by Moody's Investors Service, Inc., as Prime-2 or by Standard and Poor's Corporation as A-2 (other than commercial paper of the Company or any
"related person"), or (g) obligations the interest on which is excludable from gross income for Federal income tax purposes and that are rated at least "A"
"MIG"-2" or Prime-2 by Moody's Investor's Service, Inc., or "A" or
"A-2" by
Standard and Poor's Corporation or an equivalent rating by any other national rating agency, or (h) funds, mutual funds, common trust funds or any similar entity whose investments consist of the foregoing.

Section 3.5. Covenants with Respect to Arbitrage. The Company and the
Municipality covenant to each other and to and for the benefit of the holders of the Bonds that no use will be made of the proceeds from the issue and sale of the
Bonds which, if such use could have been reasonably expected on the date of issue of the Bonds, would have caused the Bonds to be classified as arbitrage bonds within the meaning of Section 103(b)(2) of the Code. As long as any Bonds are outstanding, the Municipality and the Company shall not violate the requirements of the Code relating to arbitrage bonds, and any regulations thereunder including the requirement of Section 148 of the Code relating to the rebate of certain amounts to the United States government. The Company will provide to the Trustee instructions relating to the permissible investment of Bond proceeds and instructions and computations (using investment information provided by the
Trustee) relating to the amount required to be rebated to the United States, all in conformity with Section 148 of the Code. The Company reserves the right, however, to make a ny investment of proceeds permitted under the laws of the
State of Indiana, if the sections of the Code relating to arbitrage bonds or the regulations thereunder are repealed or relaxed or are held void by final judgment of a court of competent jurisdiction, so long as the investment would not result in making the interest on the Bonds includable in the gross income of the holders thereof for purposes of Federal income taxation. In making investments, the Company may rely on an opinion of counsel of recognized competence in such matters. The Trustee may make any and all such investments through its own bond department.

Section 3.6 Loan Payments and Other Amounts Payable.

(a) Concurrently with the sale of the Bonds, the Company shall execute and deliver the Note to the Municipality, pursuant to which the Company shall make payments sufficient to pay when due (whether at maturity, upon call for redemption, by acceleration or otherwise) the principal of and premium, if any, and interest on the Bonds. The Note shall be issued as a fully registered note substantially in the form attached hereto as Exhibit B. The Trustee shall act as
Note Registrar and shall cause books for the registration and for the transfer of the Note to be kept at its principal office. Upon surrender for transfer of the Note at the Principal Office of the Trustee, endorsed for transfer by the registered owner or accompanied by an assignment executed by the registered owner or his authorized attorney, the Trustee shall validate and deliver in the name of the transferee a new Note which shall have been executed by the Company. The person in whose name the Note is registered shall be deemed the absolute owner thereof for all purposes, and references to the holder of the Note shall mean the registered owner thereof. The obligation of the Company to make any payment in respect of the loan made hereunder shall be reduced by the amount of any reduction under the Indenture of the corresponding payment to be made by the
Issuer thereunder including any reduction due to payments made by the Bank to the
Trustee in respect of the principal of premium, if any, or interest on the Bonds when due pursuant to the Letter of Credit.

(b) The Company shall pay or cause to be paid to the Tender Agent as agent for the Trustee amounts equal to the amounts to be paid to Owners of Bonds pursuant to Section 403 of the Indenture, on the dates the purchase price of Bonds delivered to the Tender Agent is to be paid from the sources described in Section
403 of the Indenture. The obligation of the Company to make the payments required to be made under this Section 3.6 shall be reduced by the amount of any moneys otherwise available for such payment, including particularly, any payment made by the Bank to the Trustee in respect of the purchase price of Bonds pursuant to the Letter of Credit.

(c) The Company shall also pay when due (i) the reasonable and necessary fees and expenses of the Trustee (including any reasonable and necessary fees and expenses in its capacity as Note Registrar) the Tender Agent and any paying agent for services in connection with the Bonds as specified in Section 802 of the
Indenture and (ii) the reasonable and necessary fees and expenses of the
Municipality, including reasonable attorneys' fees, in connection with any default of the Company under this Agreement or the Note.

(d) If the Company fails to make any of the payments required in this Section 3.6 or in the Note, all unpaid items or installments shall continue as an obligation of the Company until fully paid, and the Company shall pay the same with interest thereon (to the extent permitted by law) until paid at a per annum rate of interest equal to the per annum rate then in effect on the Bonds.

(e) All payments under this Section 3.6, other than with respect.to
(b) above,
shall be made by the Company directly to the Trustee or as directed by the
Trustee in immediately available funds and the Trustee shall deposit all such payments into the Debt Service Fund, provided that payments under
Section 3.6(c)
shall be made by the Company directly to the person entitled thereto. The amount of any money in the Debt Service Fund which is either proceeds from the sale of any Bonds or earnings on investments made pursuant to the provisions of the
Indenture which has been set aside by the Trustee, at the request of the Company, for payments of principal, whether at maturity or upon redemption, of the Bonds shall be credited against the obligation of the Company to pay the principal of the Note. The amount of any money in the Debt Service Fund which is either proceeds from the sale of any Bonds or earnings on investments made pursuant to the provisions of the Indenture which has been set aside by the Trustee for payments of interest on the Bonds shall be credited against the obligation of the
Company to pay interest on the Note. The principal amount of any Bonds purchased by the Company and delivered to the Trustee, or purchased by the Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the Note.

(f) If on any principal or interest payment date the balance in the Debt Service
Fund is insufficient to make the required payments of principal of and premium, if any, and interest on the Bonds on that date, the Company upon notice shall pay forthwith any deficiency to the Trustee.

(g) The Company shall not be obligated to make any further payments under this
Section 3.6, and the Company's liability to make payments under this Section 3.6 shall cease, at any time that the entire principal of and premium, if any, and interest on the Bonds shall have been fully paid in accordance with their terms and the provisions of Section 1101 of the Indenture (including, without limitation, principal, interest to maturity or earliest redemption date, as the case may be, expenses of redemption, redemption premiums, and fees and expenses of the Municipality, the Trustee, the Tender Agent, and any paying agent and any other costs and fees required to be paid by the Company pursuant to this
Agreement), or at any time that there shall be in the Debt Service Fund an amount sufficient to pay or redeem the Bonds in accordance with the provisions of Section 1101 of the Indenture (including, without limitation, principal, interest to maturity or earliest redemption date, as the case may be, expenses of redemption and redemption premiums, and fees and expenses of the Municipality, the Trustee and any paying agent and any other costs and fees required to be paid by the Company pursuant to this Agreement) and all other requirements of Section
1101 of the Indenture have been satisfied in full.

Section 3.7. Obligation of Company Unconditional. The obligation of he Company to make the payments and to perform and observe its other agreements pursuant to this Agreement and the Note shall be absolute and unconditional and shall not be subject to reduction or delay by set-off, counterclaim, abatement or otherwise.
Until such time as the principal of and premium, if any, and interest on the
Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with Section 1101 of the Indenture (including, without limitation, principal, interest to maturity or earliest redemption date, as the case may be, expenses of redemption, redemption premiums, and fees and expenses of the Municipality, the Trustee, the Tender Agent, and any paying agent and any other costs and fees required to be paid by the Company pursuant to this
Agreement), and all other requirements of Section 1101 of the Indenture have been satisfied in full, the Company (a) shall not suspend or discontinue any payments pursuant to this Agreement or the Note, (b) shall perform and observe all its other agreements contained in this Agreement and the Note, and (c) except as provided in Article VII hereof, shall not terminate this Agreement or the Note for any cause. Nothing contained in this Agreement shall be construed to release the Municipality from the performance of any of its obligations; and in the event the Municipality shall fail to perform any such agreement on its part, the
Company may institute such action against the Municipality as the Company may deem necessary to compel performance, provided that no such action shall (i) violate the agreements on the part of the Company contained in the first sentence of this Section 3.7 or (ii) diminish the amounts required to be paid by the
Company pursuant to Section 3.6 hereof.

Section 3.8. Letter of Credit and Alternate Letter of Credit.

(a) From the date of issuance of the Bonds to and including the fifth anniversary of the issuance of the Bonds or the effective date of the Fixed Interest Rate, the Company shall provide security for payment of the principal of and interest on the Bonds and for payment of the purchase price of Bonds delivered to the
Tender Agent pursuant to Section 202(d) or Section 503 of the Indenture by causing the Letter of Credit to be delivered to the Trustee. The Company hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit, in accordance with its terms and the terms of the Indentures to the extent necessary to pay the principal of, premium if any, and interest on the Bonds when due and to pay the purchase price of Bonds as provided in the Indenture.

(b) The Company may, at its election and with the consent of the Bank provide for one or more extensions of the Letter of Credit beyond its then stated date of expiration. At any time prior to the Trustee's giving of notice of redemption of
Bonds pursuant to Section 202(e) of the Indenture, the Company may provide for the delivery of an Alternate Letter of Credit which must have a term of at least one year from its date of delivery provided that the Company must furnish to the
Trustee written evidence from Moody's if the Bonds are rated by Moody's, and S&P, if the Bonds are rated by S&P, to the effect that it has reviewed such Alternate
Letter of Credit and that its substitution for the Letter of Credit then in effect will not, of itself, result in a reduction or withdrawal of its ratings of the Bonds from those which then prevail, accompanied by an opinion of Bond
Counsel that the delivery of such Alternate Letter of Credit is permitted under the Indenture and this Agreement and will not adversely affect the exemption from federal income taxation of interest on the Bonds.

ARTICLE IV

Particular Covenants of the Company

Section 4.1. Consent to Assignment to Trustee. The Company acknowledges and consents to the assignment of the Note and of the Municipality's rights hereunder
(except the right to receive payment for its expenses, the right to receive indemnities and rights relating to any amendments to this Agreement) to the
Trustee pursuant to the Indenture. Except as otherwise provided herein, the
Company shall pay to the Trustee all amounts payable under this Agreement and the
Note, and the Company acknowledges that the Trustee may enforce the rights, remedies and privileges granted to the Municipality hereunder.

Section 4.2. Payment of Expenses of Issuance of Bonds. In addition to its payment obligations under Section 3.6 of this Agreement, the Company shall pay for all the reasonable costs and shall be liable and pay for any recording expenses, legal fees, printing expenses and other fees and expenses reasonably incurred or to be incurred by or on behalf of the Commission, the Municipality and the
Trustee in connection with or as an incident to the issuance and sale of the
Bonds or any amendment or supplement to this Agreement or the Indenture.

Section 4.3. Company to Maintain its Existence: Conditions Under
Which Exceptions
Permitted. The Company shall during the term of this Agreement maintain its corporate existence and will be duly qualified to transact business in the State of Indiana and shall not voluntarily take, or omit to take, any action that would cause the Company to be dissolved, nor shall the Company sell, lease transfer or otherwise dispose of all or substantially all of its assets or consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; except that the Company may consolidate with or merge into another corporation incorporated and existing under the laws of the
United States of America or one of the states of the United States of America or permit one or more other corporations to consolidate with or merge into it or sell or otherwise transfer to another such other corporation all or substantially all of its assets as an entirety and may thereafter dissolve, provided, that immediately after such action there is no default under the Note, this Agreement or the Indenture, and further provided that if the Company is not the surviving, resulting or transferee corporation ("the Survivor"), the Survivor is (a) qualified to do business in the State of Indiana and (b) shall expressly assume and agree to perform all of the Company's obligations under this Agreement, the
Note and the Indenture.

Section 4.4. Further Assurances and Corrective Instruments. The Municipality and the Company shall execute and deliver, or cause to be executed and delivered, such supplements hereto and further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement.

Section 4.5. Covenants of Company with Respect to Use of Bond
Proceeds.
The Municipality is issuing the Bonds pursuant to an exemption contained in the
Code. It is the intention of the parties that the interest on the Bonds remain excludable from gross income for purposes of federal income taxation and to that end the Company covenants with the Municipality and with the Trustee for the benefit of the future holders of the Bonds, that it will never, insofar as it is able, permit Bond proceeds to be expended or utilized in such a manner as to cause the loss of the exclusion claimed other than as a result of previously unanticipated capital expenditures.

Section 4.6. Indemnification of Municipality and Trustee. The Company shall indemnify and hold the Municipality and the Trustee harmless against any claim, loss, liability or expense incurred without negligence or bad faith or willful misconduct on the part of the Municipality or the Trustee arising out of or in connection with this Agreement, the Note or the Indenture, including reasonable attorneys' fees and the costs and expense of defense against any such claim or liability.

Section 4.7. Certificate of No Default. The Company shall annually furnish to the
Trustee a certificate of the President, a Vice-President or the Chief Financial
Officer of the Company that after reasonable investigation he has no knowledge of the occurrence of any event of default under this Agreement or the Indenture
(or of any event that with the lapse of time or the giving of notice would constitute an event of default), or if such officer shall have obtained knowledge of any such event of default, he shall disclose the same in such certificate and the nature thereof.

Section 4.8. Insurance. Subject to Article V of this Agreement, the Company shall maintain such insurance as may be required by law and such other insurances to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

Section 4.9. Taxes and Liabilities.  Subject to Article V of this
Agreement, the
Company shall pay when due all taxes, assessments and other liabilities including trade accounts, except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established and, as to trade accounts, subject to industry practices .

Section 4.10. Company to Furnish Notice of Fixed Interest Rate and
Mandators
Redemption Dates. The Company agrees that, upon the determination of a Fixed
Interest Rate for the Series 1989 Bonds pursuant to the Indenture, the Company shall cause notice of (i) the specific mandatory redemption dates or serial maturities of such Series 1989 Bonds and (ii) the Fixed Interest Rate applicable to such Series 1989 Bonds, to be given to the Issuer, the Trustee, the Paying
Agent, if any, and the Remarketing Agent in accordance with the Indenture.

Section 4.11. Notice of Adjustment Dates. Rate Determination Dates.
Rate Change
Dates. Interest Payment Dates and LOC Termination Tender Dates.
The Company
shall, or shall cause the Remarketing Agent to, make the designations and give the written notices to the Persons to whom the Company or the Remarketing Agent are therein required to give notice, as provided in Sections 202 and 209 of the
Indenture. In addition, the Company shall, if required, deliver to the Trustee the opinions of Bond Counsel referred to in Sections 202 and 209 of the
Indenture.

ARTICLE V

Maintenance, Taxes and Insurance

Section 5.1. Maintenance and Modifications of Project by Company. The Company shall, during the Agreement Term and at its own expense (a) keep the Project and the Project Site in as reasonably safe condition as its operations shall permit, and (b) keep the Project in good repair and in good operating condition, making from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereof. Subject to the provisions of this Agreement and the Indenture, the Company may, also at its own expense, make from time to time any additions, modifications or improvements to the Project, including specifically additions and expansions to the Project, as it may deem desirable for its business purposes that do not materially adversely affect the structural integrity of the Project or substantially reduce its value.

Section 5.2. Taxes. Other Governmental Charges and Utility Charges. The Company shall promptly pay, as the same become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or the Project Site, or any interest therein or any machinery, equipment or other property Installed or bought by the
Company therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the revenues, income or profits of the Company from the Project which if not paid, will become a lien on the Project or the Project Site prior to or on a parity with the lien of the
Indenture and including all ad valorem taxes lawfully assessed upon the Project or the Project Site), all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project or the Project Site and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by lien on the Project or the Project Site.

The Company may, at its expense and in its own name and behalf, in good faith contest by appropriate proceedings any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided during such period enforcement of any such contested item shall be effectively stayed and appropriate reserves shall be established.

Section 5.3. Insurance Required. The Company shall insure or cause to be insured during the Agreement Term the Project and the Project Site, against such risks as are customarily insured against by businesses of like size and type, paying as the same become due all premiums in respect thereto, Including but not necessarily limited to comprehensive general public liability insurance to the extent of $1,000,000 per occurrence against liability for bodily injury, including death resulting therefrom, and damage to property including loss of use thereof occurring on or in any way related to the Project or the Project Site or any part thereof and worker's compensation and occupational disease coverage as required by the laws of the State of Indiana.

Section 5.4. Application of Net Proceeds of Insurance.  The Net
Proceeds of the
insurance carried pursuant to the provisions of Section 5.3 hereof shall be paid and applied as provided in Section 6.1 hereof.

Section 5.5. Additional Provision Respecting Insurance. All insurance required in Section 5.3 hereof shall be taken out and maintained in generally recognized responsible insurance companies selected by the Company and qualified to do business in the State of Indiana. All policies evidencing such insurance shall provide for payment to the Company.

A certificate, or certificates, of the insurers that such insurance Is in force and effect, together with copies of the insurance policies, shall be deposited promptly with the Trustee upon request and, prior to the expiration of any such policy, the Company shall furnish the Trustee upon request with evidence satisfactory to the Trustee that the policy has been renewed or replaced, or is no longer required by this Agreement. The insurance herein required may be contained in blanket policies now or hereafter maintained by the Company.


ARTICLE VI

Damage, Destruction and Condemnation

Section 6.1. Damage and Destruction. Unless the Company shall have its option to prepay the Note in full pursuant to the provisions of Section
7.4 hereof, if
prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) the Project is destroyed
(in whole or in part) or is damaged by fire or other casualty, the Company (a) shall promptly repair, rebuild or restore the property damaged or destroyed to substantially the same condition as it existed prior to the event causing such damage or destruction, with such changes, alterations and modifications
(including the substitution and addition of other property) as may be desired by the Company and as will not impair operating unity or productive capacity or the character of the Project, and (b) shall apply for such purpose so much as may be necessary of any Net Proceeds of insurance resulting from such claims for losses, as well as any additional moneys of the Company necessary therefor.

Section 6.2. Condemnation. Unless the Company shall have exercised its option to prepay the Note in full pursuant to the provisions of Section
7.4 hereof, in
the event that title to, or the temporary use of, the Protect or the Project Site or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Company shall be obligated to continue to make payments on the Note and all other payments specified herein. The Company and the Trustee shall cause the Net Proceeds received by them or either of them from any award made in such eminent domain proceedings to be paid to and held by the Trustee in a separate trust account, and to be applied, at the option of the
Company, in one or more of the following ways as shall be directed in writing by the Company:

(a) The prompt repair, restoration, relocation, modification or improvement of the Project and the Project Site, to substantially the same condition as existed prior to the exercise of said power of eminent domain, or

(b) Redemption of the Bonds pursuant to Section 7.4 hereof.

Unless the Company shall have exercised its option to prepay the
Note in full
pursuant to the provisions of Section 7.4 hereof within the time period set forth therein, the condemnation award should be applied as provided in
(a) above.


ARTICLE VII

Prepayment of Note

Section 7.1. Optional Prepayment of Note. Prior to the Conversion Date and so long as the Bonds are in a Short Period (as defined in the Indenture), the
Company may, at its option, prepay
the Note in whole or in part (but in whole multiples of $100,000) at any time by paying to the Trustee a sum sufficient, together with other funds in the Debt
Service Fund and available for that purpose, to pay (a) the principal of, and interest on that portion of the Bonds then outstanding to be redeemed, and (b) all reasonable and necessary fees and expenses of the Trustee, the Tender Agent, the Remarketing Agent, and any paying agent accrued and to accrue through the redemption date. After the Conversion Date or at any time prior thereto when the
Bonds are in an Adjustment Period other than a Short Period (as defined in the
Indenture), the Company may prepay the loan made hereunder, in whole or in art, on any Interest Payment Date, upon 45 days' written notice to the Trustees in a principal amount equal to 100% of the principal amount of Bond to be redeemed on such Interest Payment Date, plus a premium on such principal amount equal to the premium to be paid in connection with the redemption of the Bonds as provided in
Section 501(A)(2) of the Indenture plus accrued interest to the redemption date.

Section 7.2. Mandatory Prepayment of Note in the Event of a
Determination of
Taxability. The Company shall prepay the amounts due under this Agreement and the Note in whole prior to the expiration of this Agreement and prior to the full payment (or provision for full payment) of the Bonds on the earliest practicable date (selected by the Trustee) within one hundred eighty (180) days following a
Determination of Taxability (as defined in the Indenture). In the event of an obligation to prepay under this Section 7.2, the Company shall pay to the
Trustee a sum sufficient, together with other funds deposited into the Debt
Service Fund and available for the purpose, to pay the principal and interest on the principal of all the Bonds then outstanding and all reasonable and necessary fees and expenses of the Trustee and any paying agent accrued and to accrue through final payment of the Bonds.

Section 7.3. Purchase of Bonds. The Company may at any time, and from time to time, furnish moneys to the Trustee accompanied by a notice directing such moneys to be provided to the Tender Agent to be applied, at such time as they constitute
Eligible Moneys, to the purchase of Bonds delivered pursuant to
Section 202(d)
or 503 of the Indenture, which Bonds shall, at the direction of the Company, be delivered to the Trustee for cancellation.

Section 7.4. Extraordinary Event Prepayment of the Note. The Company may, at its option, prepay the Note in whole but not in part, without redemption premium, within one year following the occurrence of any of the events specified in
Article VI of this Agreement by paying the Trustee a sum sufficient, together with other funds in the Debt Service Fund and available for that purpose, to pay
(a) the principal of and interest upon all of the Bonds then outstanding, and
(b) all reasonable and necessary fees and expenses of the Trustee and the paying agent accrued and to accrue through the redemption date.

Section 7.5. Notice of Prepayment. To exercise prepayment under this Article
VII, the Company shall give written notice to the Trustee at the time specified in the Indenture.


ARTICLE VIII
Events of Default and Remedies

Section 8.1. Events of Default. The occurrence and continuance of any of the following events shall constitute an "event of default" hereunder:

(a) Default in the due and punctual payment of any installment of principal of
(whether at stated maturity, upon required prepayment acceleration or otherwise) or any payment of interest or redemption premium on the Note;

(b) Failure by the Company to pay the Tender Price with respect to the purchase price of the Bonds on the date such purchase price is to be paid.

(c) The dissolution or liquidation of the Company unless such dissolution or liquidation is permitted by this Agreement;

(d) Failure by the Company to observe and perform any covenant, condition or agreement in this Agreement on its part to be observed or performed excluding, however, any covenant, condition or agreement that, if not observed, would result in an event of default as described in Section 8.1(a), (b) or (c) for a period of thirty days after written notice, specifying the failure and requesting that it be remedied, given to the Company by the Trustee, unless the Trustee agrees in writing to an extension of the time prior to its expiration; provided, however, that with respect to this clause (d), if such failure of performance shall be such that it cannot be corrected within such period, it shall not constitute an event of default during the 90 day period beginning 31 days after the delivery of the above described notice (but shall, if not corrected, constitute an Event of Default thereafter) if: (i) such failure of performance, in the reasonable opinion of the Trustee, is correctable without material adverse effect on the Bonds; (ii) corrective action is instituted by or on behalf of the
Company within such period; and (iii) such corrective action is diligently pursued until such failure of performance is corrected. The Trustee may request
(and may rely upon) from the Company or the Municipality a certificate to the effect that the Company or the Municipality has instituted corrective action and will diligently pursue such action and believes that its failure of performance can be corrected through such action.

(e) A decree or order shall have been entered by a court of competent jurisdiction constituting an order for relief under the Bankruptcy Code or adjudging the Company insolvent or approving as properly filed a petition seeking reorganization of the Company under the Bankruptcy Code or any other federal or state law relating to bankruptcy or insolvency or appointing a receiver or decreeing or ordering the winding up or liquidation of the affairs of the Company or the sequestration of a substantial part of the property of the Company, and any such decree or order shall remain in force undischarged and unstayed for period of ninety days.

(f) The Company shall file a petition seeking relief under the Bankruptcy Code or shall suffer the imposition of an order thereunder or shall institute or consent to the institution of bankruptcy or insolvency proceedings against it or shall file a petition or answer or consent seeking reorganization or relief
(other than as a creditor) under the Bankruptcy Code or any other federal or state law relating to bankruptcy or insolvency or shall consent to the filing of any such petition or shall consent to the appointment of a receiver or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall fail to pay its debts generally as they become due, or action shall be taken by the Company in furtherance of any of the aforesaid purposes.

(g) If the Trustee receives notice from the Bank on or before the date or dates specified in the Letter of Credit or Alternate Letter of Credit following a drawing on the Letter of Credit or Alternate Letter of Credit for interest that it will not reinstate to the stated amount of its Letter of Credit or Alternate
Letter of Credit an amount to cover such interest.

(h) Receipt of Written Notice from the Bank that an Event of Default as defined in the Reimbursement Agreement has occurred and that the Letter of Credit or
Alternate Letter of Credit, as the case may be, will expire not less than 30 days after such notice.

Section 8.2. Remedies on Default. Whenever any Event of Default referred to in
Section 8.1 shall have happened and be continuing, the Trustee:

(a) Shall to the extent that the Indenture so requires or permits, declare the
Note and all amounts payable thereunder, whether by acceleration of maturity or otherwise, to be immediately due and payable.

(b) The Trustee may take whatever action may appear necessary or desirable to collect the amounts due and to become due under this Agreement and the Note, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement and the Note.

Section 8.3. Application of Moneys. All moneys collected by the Trustee under Section 8.2 shall be applied as follows:

FIRST: To pay any sums required to be paid by the Company pursuant to this
Agreement, the Note, the Indenture or the Bonds other than principal, premium and interest on the Note or the Bonds, including specifically any amounts required to be paid to the United States of America pursuant to Section
148(f) of the
Code.

SECOND: To pay the whole amount then due, owing and unpaid upon the Note for principal, premium, if any, and interest in accordance with Section 705 of the
Indenture. Payment shall be made upon presentation of the Note and the notation on the Note of the payment, if partially paid, or the surrender and cancellation of the Note, if fully paid.

THIRD: To pay the Company, its successors or assigns, upon the written request of the Company or to whosoever may be lawfully entitled to receive the same upon its written request, or as any court of competent jurisdiction may direct.

Section 8.4. Remedies Cumulative.  No remedy granted by this
Agreement is
intended to be exclusive of any other remedy. All available remedies shall be cumulative.

Section 8.5. Delay or Omission Not a Waiver. No delay or omission of the Trustee to exercise any right or power accruing upon any Event of Default shall impair the right or power, or shall be construed to be a waiver of the Event of Default or an acquiescence therein. Every power and remedy may be exercised as often as the Trustee deems expedient.

Section 8.6. Remedies Subject to Provisions of Law. All rights, remedies and powers provided by this Article may be exercised only to the extent that their exercise does not violate any applicable provision of law. All the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable under the provisions of any applicable law.


ARTICLE IX

Supplements and Amendments to this Agreement

Section 9.1. Supplements and Amendments to this Agreement.
Reference is made to
Article X of the Indenture.


ARTICLE X

Miscellaneous

Section 10.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Municipality, the Company and their respective successors and assigns.

Section 10.2. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdictions that holding shall not invalidate or render unenforceable any other provisions hereof.

Section 10.3. Amounts Remaining in Debt Service Fund. Any amounts remaining in the Debt Service Fund upon expiration or termination of this Agreement in accordance with the Indenture shall belong to and be paid to the Company by the
Trustee.

Section 10.4. Amendments.  Changes and Modifications. After the
Bonds are issued
and before they are paid in full (or provision for payment in full is made), this
Agreement may not be amended, assigned or terminated without the written consent of the Trustee.

Section 10.5. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original.

Section 10.6. Notices. All notices, certificates, payments or other
Communications hereunder shall be sufficiently given and shall be deemed given vixen delivered or mailed by registered or certified mail, postage prepaid, or overnight express mail addressed as follows: if to the Municipality, at the City
Hall, 600 E. Third Street, Mishawaka, Indiana 46544, Attention of its City-Clerk;
if to the Company, at 1400 South Industrial Drive, Mishawaka,
Indianapolis 46544,
Attention of its President; or to such other address as may hereafter be furnished by notice.

Section 10.7. References to Bonds Ineffective After Bonds are Paid. Upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and payment of nil fees and charges of the Municipality, Trustee, Tender Agent, and any .paying agent, all references in this Agreement to the Bonds and the Trustee shall be ineffective and neither the Trustee nor the holders of the Bonds shall thereafter have any rights hereunder, except those that shall have theretofore vested.

Section 10.8. Agreement for Benefit of Parties Hereto. Nothing in this
Agreement, express or implied, is intended to give to any person other than the parties hereto and the holder of the Note, any right, remedy or claim under or by reason of this Agreement.

Section 10.9. Waiver. No waiver of any of the provisions of this Agreement shall be effective and binding unless set forth in a written notice and no waiver of one provision shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver or a waiver of such provision in any other Instance.

Section 10.10. Captions and Table of Contents. The captions herein and the Table of Contents are inserted only as a matter of convenience and do not in any way define, limit, construe or describe the scope or intent of this Agreement or any section thereof or in any other way affect this Agreement.

Section 10.11. Survival of Covenants. Representations and Warranties. All covenants, representations and warranties made by the Company and the
Municipality contained herein or in any other document, certificate or instrument delivered in connection with the sale of any of the Bonds shall be continuing and shall survive delivery of the Bonds and the other transactions contemplated by this Agreement and the Indenture.

Section 10.12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

Section 10.13. Holidays. Where a date of payment on the Note is not A Business
Day, then payment may be made on the first Business Day thereafter.

IN WITNESS WHEREOF, the Municipality and the Company have caused this Agreement to be executed all as of the date first above written.

CITY OF MISHAWAKA, INDIANA

(SEAL)    By:
             Robert C. Beutter, Mayor

ATTEST:

Janet A. Opfel, City Clerk



THERMOPLASTICS, INC.
     By:
        August F. DeLuca

ATTEST:

Kenneth L. Heal, Secretary

EXHIBIT A

(Description of the Project)

The Project is an addition to and expansion of the Company's existing manufacturing facility in Mishawaka, Indiana, more particularly described as follows:

Description                              Estimated Cost
Land - 2.9 acres                           $    30,000
Parking lot                                     25,000
(1) Building - 30,000 sq. ft.                  558,000
Peripherals (ventilation,
landscaping, fencing, etc.)                     37,000

                                           -----------
                                           $   650,000

Plastic injection molding
machines, including
associated robotics,
grinders, loaders and
hoppers                                      2,850,000
                                            ----------
                                            $3,500,000

EXHIBIT B

(Form of Note)

THERMOPLASTICS, INC.

PROMISSORY NOTE

FOR VALUE RECEIVED, Thermoplastics, Inc. (the "Company"), an Indiana Corporation, promises to pay to The City of Mishawaka, Indiana, or registered assigns, on or before 2 o'clock p.m. (Mishawaka time) (a) on October 1, 2003, a sum which, together with other moneys available therefor in the Debt Service Fund under the
Trust Indenture (the Indenture") dated as of December 1, 1989, between the City of Mishawaka, Indiana (the Municipality"), and INB National bank. as trustee (the
"Trustee"), will equal the principal amount of the Bonds (defined below) which becomes due on that date; (b) on the first business day of each month commencing
January 2, 1990, a sum which, together with other moneys available therefor in the Debt Service Fund under the Indenture, will equal the Interest which becomes due on the Bonds outstanding on that date; (,) on the dates fixed for redemption or tender of the Bonds in whole or in part, the principal of and premium, if any, and interest on the Bonds to be redeemed to the date fixed for redemption; and
(d) immediately upon a declaration of acceleration of the maturity of the Bonds by the Trustee, the Principals interest and premium, if any, to the date of declaration of acceleration.

All payments of principal, premium, if any, and interest are to be made directly to the Trustee (or subsequent registered owner) for the account of the
Municipality in immediately available funds. This Note is security for the payment of the Municipality's Economic Development Revenue Bonds, Series 1989
(Elco Industries, Inc./Thermoplastics, Inc. Project) issued pursuant to tile
Indenture (the "Bonds"). All of the terms, conditions and provisions of tile
Indenture are incorporated into this Note by reference.

This Note is issued pursuant to the Loan Agreement (the
"Agreement") dated as of
December 1, 1989, between the Municipality and the Company and is entitled to the benefits, and is subject to the conditions, thereof. The obligation of the
Company to make the payments required under this Note is absolute and unconditional without any defense or right of setoff, counterclaim or recoupment by reason of any default by the Municipality under the Agreement or under any other agreement between the Company and the Municipality or out of any indebtedness or liability at any time owing to the Company by the Municipality or for any other reason.

This Note is subject to prepayment under the terms and conditions, and in the amounts, provided in Article VII of the Agreement.

This Note is transferable only upon the books of the Trustee kept for that purpose at its principal office in its capacity as Note Registrar, upon surrender for transfer of this Note at the principal office of the Trustee, endorsed for transfer by the registered owner or accompanied by an assignment executed by the registered owner or his authorized attorney. Upon such surrender for transfer, the Trustee shall validate and deliver in the name of the transferee a new Note which shall have been executed by the Company.

If the Company fails to make any of the payments under this Note, the amount unpaid shall continue as an obligation of the Company until fully paid and shall bear interest (to the extent permitted by law) until paid at a per annum rate of interest equal to the per annum rate then in effect on the Bonds.

If an "Event of Default" occurs under Section 8.1 of the Agreement, the principal of this Note may be declared due and payable as provided in Article VIII of the
Agreement.

Where a date of payment is not a business day in the City of Indianapolis,
Indiana, Rockford, Illinois, Chicago, Illinois, or New York, New
York, then
payment may be made on the first business day thereafter.

All amounts payable under the terms of this Note are payable without relief from valuation and appraisement laws and with attorneys' fees. The maker and any endorsers waive demand, presentment for payment, protest, notice of protest And notice of non-payment or dishonor and consent to any and all extensions of time for payment without notice.

All terms used in this Note which are defined in the Agreement and not in this
Note shall have the meanings assigned to them in the Agreement.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered
this       day of December, 1989.

THERMOPLASTICS, INC.

By:

ATTEST:
Kenneth L. Heal, Secretary